Exhibit 10.1

                                 LOAN AGREEMENT


                  THIS LOAN AGREEMENT, made as of April 7, 1998, is entered into by and among OAIC BUSH STREET, LLC, a Delaware limited liability company, having an address at c/o Ocwen Partnership, L.P., The Forum, 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33601 (the "BORROWER"); each of the financial institutions signatory hereto that is identified as a "LENDER" on the signature pages hereto or that, pursuant to SECTION 8.9 hereof, shall become a "LENDER" hereunder (individually, a "LENDER", and collectively, the "LENDERS"); SALOMON BROTHERS REALTY CORP., a New York corporation, having an address at Seven World Trade Center, New York, New York 10048 as agent for the Lenders (in such capacity together with its successors in such capacity, the "AGENT"); and LASALLE NATIONAL, BANK, a nationally chartered bank, having an address at 135 South LaSalle Street, Suite 1740, Chicago, Illinois 60603, as collateral agent for Lenders ("COLLATERAL AGENT").


                                    RECITALS

                  WHEREAS, Borrower desires to obtain from the initial Lender the Loan in an amount equal to the Loan Amount to pay a portion of the purchase price and the Capital Improvement Costs with respect to the Mortgaged Property and certain other fees and expenses;

                  WHEREAS, the Lenders are unwilling to make the Loan unless Borrower joins in the execution and delivery of this Agreement, the Note and the Loan Documents (each as hereinafter defined), which shall establish the terms and conditions of the Loan and Guarantor executes and delivers the Guaranty of Payment;

                  WHEREAS, Borrower has agreed to establish certain accounts and to grant to Collateral Agent on behalf of, and for the benefit of the Lenders, a security interest therein upon the terms and conditions of the security agreement set forth in SECTION 2.14; and

                  WHEREAS, LaSalle National Bank, in its capacity as Collateral Agent, is willing to join in the security agreement set forth in SECTION 2.14 by execution and delivery of this Agreement in that capacity;

                  NOW, THEREFORE, in consideration of the making of the Loan by Lenders and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby covenant, agree, represent and warrant as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

                 Section 1.1. DEFINITIONS. For all purposes of this Agreement:
(1) the capitalized terms defined in this ARTICLE I have the meanings assigned to them in this ARTICLE I, and include the plural as well as the singular; (2) all accounting terms have the meanings assigned to them in accordance with GAAP;
(3) the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other subdivision; and (4) the following terms have the following meanings:

                 "ACCEPTED PRACTICES" means such customary practices as commercial mortgage collateral agents or banks would follow in the normal course of their business in performing administrative and custodial duties with respect to collateral which is generally similar to the Account Collateral; PROVIDED, HOWEVER, that "ACCEPTED PRACTICES" shall not be deemed to include any custodial practices now followed by Collateral Agent for any such collateral held for its own account to the extent that such practices are more stringent than the practices followed by commercial collateral agents or banks generally.

                  "ACCOUNT COLLATERAL" has the meaning set forth in SECTION 2.14(a) hereof.

                  "ACCOUNTS" means all accounts (as defined in the UCC), now owned or hereafter acquired by the Borrower, and arising out of or in connection with, the operation of the Mortgaged Property and all other accounts described in the Management Agreement and all present and future accounts receivable, inventory accounts, contract rights, chattel paper, notes, acceptances, insurance policies, Instruments, Documents or other rights to payment and all forms of obligations owing at any time to the Borrower thereunder, whether now existing or hereafter created or otherwise acquired by or on behalf of the Borrower, and all Proceeds thereof and all liens, security interests, guaranties, remedies, privileges and other rights pertaining thereto, and all rights and remedies of any kind forming the subject matter of any of the foregoing. Without limiting the generality of the foregoing, the term "ACCOUNTS" shall include:

                 (i) all income, Rents, issues, profits, revenues, deposits and other benefits from the Mortgaged Property;

                 (ii) all receivables and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by the Borrower or any operator or manager of the Mortgaged Property (including, without limitation, from rental of space, halls, stores, and offices, and deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales of merchandise, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance);

                 (iii) all sums of money, and all instruments, documents and securities held in any accounts in connection therewith, or any demand, time, savings or other account maintained with any bank or certificate of deposit issued by any bank with the proceeds of such account;

                 (iv) all of the records and books of account now or hereafter maintained by or on behalf of the Borrower or the Manager in connection with the operation of the Mortgaged Property; and

                 (v) the Collection Account and the Basic Carrying Costs
         Account.

                 "ACTIVITY STATEMENT" has the meaning set forth in SECTION 2.12(d).

                 "ACTIVITY STATEMENT DATE" had the meaning set forth in SECTION 2.12(d).

                 "ACTUAL KNOWLEDGE" means the actual knowledge of those individuals performing and responsible for due diligence on the Mortgaged Property on the Borrower's behalf after due inquiry and investigation as and to the extent reasonably practiced or carried out by a purchaser of similar real property.

                 "ADDITIONAL ADVANCE" has the meaning set forth in SECTION
2.1(c).

                 "ADDITIONAL ADVANCE DATE" has the meaning set forth in SECTION 2.1(c).

                 "AFFILIATE" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

                 "AGENT" has the meaning provided in the first paragraph of this Agreement.

                 "AGREEMENT" means this Loan Agreement, together with the Schedules and Exhibits hereto, as the same may from time to time hereafter be modified, supplemented or amended.

                 "APPLICATION" means the Application dated March 13, 1998, prepared by and between Agent and Ocwen Partnership, L.P..

                 "APPLICATION DEPOSIT" has the meaning provided in the Application.

                 "APPRAISAL" means or an appraisal with respect to the Mortgaged Property prepared by an Appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and with the requirements of Title 11 of the Financial Institution Reform, Recovery and Enforcement Act (or such other standards and requirements as shall be reasonably acceptable to the Agent) and utilizing customary valuation methods such as the income, sales/market or cost approaches and in form acceptable to Agent in its sole discretion, as any of the same may be updated by recertification from time to time by the Appraiser performing such Appraisal.

                 "APPRAISER" means any nationally recognized MAI appraiser acceptable to Agent in its sole discretion.

                 "ASSIGNMENT" has the meaning set forth in SECTION 5.1(V) hereof.

                 "ASSIGNMENT OF RENTS AND LEASES" means, with respect to the Mortgaged Property, an Assignment of Rents and Leases, substantially in the form attached hereto as EXHIBIT J, dated as of the date hereof, granted by the Borrower to the Agent, for the benefit of the Lenders with respect to the Leases, as same may hereafter from time to time be supplemented, amended, modified or extended.

                 "BASIC CARRYING COSTS" means the following costs with respect to the Mortgaged Property: (i) Impositions and (ii) insurance premiums for policies of insurance required to be maintained pursuant to this Agreement or the other Loan Documents.

                 "BASIC CARRYING COSTS ACCOUNT" has the meaning set forth in
SECTION 2.13(a).

                 "BORROWER" has the meaning provided in the first paragraph of this Agreement.

                 "BUSINESS DAY" means any day other than a Saturday and a Sunday and a day on which federally insured depository institutions in the States of New York, California or Illinois are authorized or obligated by law, governmental decree or executive order to be closed. When used with respect to an Interest Determination Date, "BUSINESS DAY" shall mean a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

                 "CAPITAL IMPROVEMENT COSTS" means costs incurred by Borrower in connection with replacements and capital repairs made or to be made to the Mortgaged Property (including, without limitation, repairs to the structural components, roofs, building systems, and parking lots, TI Costs and Leasing Commissions).

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

                 "CLOSING DATE" means the date on which this Agreement shall become effective pursuant to SECTION 3.1, such date being April 7, 1998.

                 "CODE" means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

                 "COLLATERAL" means, collectively, the Land, Improvements, Contracts, Documents, Trademarks, Equipment, Leases, Rents, Accounts, General Intangibles, Instruments, Inventory, Money and rights to payment from Persons arising from the operation of the Mortgaged Property and all Proceeds, and (to the full extent assignable) Permits, all whether now owned or hereafter acquired and all other property which is or hereafter may become subject to a Lien in favor of Lender or in favor of Collateral Agent on behalf of the Lenders as security for the Loan.

                 "COLLATERAL AGENT" means LaSalle National Bank, or such Person's successor in interest or other successor.

                 "COLLATERAL SECURITY INSTRUMENT" means any right, document or instrument, other than a Mortgage, given as security for the Loan (including, without limitation, the Pledge Agreement, the Management Subordination and the Contract Assignment, as same may be amended or modified from time to time).

                 "COLLECTION ACCOUNT" has the meaning set forth in SECTION 2.12(a) hereof.

                 "COLLECTION PERIOD" means, with respect to any Payment Date, the prior calendar month; provided, HOWEVER, that in the case of the first Payment Date, the "COLLECTION PERIOD" shall be the period from the Closing Date to the day prior to such Payment Date.

                 "COMMITMENT FEE" means the fee designated as "Commitment Fee" in the Application and payable by the Borrower to the Agent on the Closing Date.

                 "CONDEMNATION PROCEEDS" means, in the event of a Taking with respect to the Mortgaged Property, the proceeds in respect of such Taking less any reasonable third party out-of-pocket expenses incurred in connection with the Taking or in collecting such proceeds thereof.

                 "CONSUMER PRICE INDEX" means the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, with respect to the area in which the Mortgaged Property is located; All Items (1982-84=100), or any successor index thereto, appropriately adjusted and if the Consumer Price Index ceases to be published and there is no successor thereto, such other index as Borrower and Agent shall agree upon.

                 "CONTINGENT OBLIGATION" means, as used in the definition of Other Borrowings, without duplication, any obligation of the Borrower guaranteeing any indebtedness, leases, dividends or other obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly. Without limiting the generality of the foregoing, the term "CONTINGENT OBLIGATION" shall include any obligation of the Borrower, whether or not contingent:

                 (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

                 (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor;

                 (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or

                 (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof.

The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming the Borrower is required to perform thereunder) as determined by the Agent in good faith.

                 "CONTRACT ASSIGNMENT" means, with respect to the Mortgaged Property, the Assignment of Contracts, Licenses, Permits, Agreements, Warranties and Approvals, substantially in the form attached hereto as EXHIBIT A, dated as of the Closing Date and executed by the Borrower.

                 "CONTRACTS" means the Management Agreement, and all other agreements to which the Borrower is a party, of which the Borrower is a beneficiary or which are assigned to the Borrower by the Manager in the Management Agreement and which are executed in connection with the construction, operation and management of the Mortgaged Property (including, without limitation, agreements for the sale, lease or exchange of goods or other property and/or the performance of services by it, in each case whether now in existence or hereafter arising or acquired), as any such agreements have been or may be from time to time amended, supplemented or otherwise modified.

                 "DEFAULT" means the occurrence of any event which, but for the giving of notice or the passage of time, or both, would be an Event of Default.

                 "DEFAULT ADMINISTRATION FEE" means an amount equal to the product of (x) 0.5% and (y) the Principal Indebtedness as of the date the Default Administration Fee becomes payable; PROVIDED, that the Default Administration Fee shall not be payable in the circumstance described in Section
7.4 (i.e., if the Refinancing Fee is being paid in connection with a repayment or prepayment of the Principal Indebtedness after the occurrence of such Event of Default and prior to its cure).

                 "DEFAULT RATE" means the per annum interest rate equal to 5.0% per annum in excess of the rate otherwise applicable hereunder.

                 "DEFICIENT AMOUNT" has the meaning set forth in SECTION 5.1(X)(iv)(2).

                 "DOCUMENTS" means all "documents" as defined in the UCC or other receipts covering, evidencing or representing goods now owned or hereafter acquired by the Borrower.

                 "ELIGIBLE ACCOUNT" means a separate and identifiable account from all other funds held by the holding institution that is: (i) an account maintained with a federal or state chartered depository institution or trust company whose (1) commercial paper, short-term debt obligations or other short-term deposits (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the commercial paper, short-term debt obligations or other short-term deposits of such holding company) are rated by the Rating Agencies not less than "A-1" (or the equivalent), if the deposits are to be held in the account for less than thirty
(30) days or (2) long-term unsecured debt obligations are rated at least "AA-" (or the equivalent), if the deposits are to be held in the account more than thirty (30) days, (ii) an account the deposits in which are fully insured by the FDIC or (iii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b) which, in either case, has corporate trust powers, acting in its fiduciary capacity. An Eligible Account shall not be evidenced by a certificate of deposit, passbook or other instrument. Following a downgrade, withdrawal, qualification or suspension of such institution's rating, each account must promptly (and in any case within not more than thirty (30) calendar days) be moved to a qualifying institution or to one or more segregated trust accounts in the trust department of such institution, if permitted.

                 "ENGINEER" means Teng & Associates, Inc. or such other Independent Engineer as shall be reasonably approved by the Agent.

                 "ENGINEERING REPORT" means the structural engineering reports with respect to the Mortgaged Property prepared by an Engineer and dated March 13, 1998 and delivered to the

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

Agent in connection with the Loan and any amendments or supplements thereto delivered to the Agent.

                 "ENVIRONMENTAL AUDITOR" means Tetra Tech, Inc. or such other Independent environmental auditor as shall be approved by the Agent.

                 "ENVIRONMENTAL CLAIM" means any notice, notification, request for information, claim, administrative, regulatory or judicial action, suit, judgment, demand or other communication (whether written or oral) by any Person or Governmental Authority alleging or asserting liability with respect to the Borrower, the Manager in its capacity as Manager of the Mortgaged Property or the Mortgaged Property (whether for damages, contribution, indemnification, cost recovery, compensation, injunctive relief, investigatory, response, remedial or cleanup costs, damages to natural resources, personal injuries, fines or penalties) arising out of, based on or resulting from (i) the presence, Use or Release into the environment of any Hazardous Substance at any location (whether or not owned, managed or operated by the Borrower or the Manager), (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law or (iii) any alleged injury or threat of injury to health, safety or the environment.

                 "ENVIRONMENTAL INDEMNITY AGREEMENT" means that certain environmental indemnity agreement relating to Hazardous Substances, Environmental Laws and environmental conditions with respect to the Mortgaged Property, dated as of the Closing Date, made by the Borrower and the Guarantor to the Agent for the benefit of the Lenders, in the form attached hereto as EXHIBIT K.

                 "ENVIRONMENTAL LAWS" means any and all present and future federal, state or local laws, statutes, ordinances or regulations, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect, relating to the environment, human health or safety, or the Release or threatened Release of Hazardous Substances or otherwise relating to the Use of Hazardous Substances.

                 "ENVIRONMENTAL REPORTS" means the "Phase I Environmental Site Assessment" with respect to the Mortgaged Property, prepared by the Environmental Auditor, dated February, 1998 and any other environmental report delivered to the Agent pursuant to the provisions hereof and any amendments or supplements thereto delivered to the Agent.

                 "EQUIPMENT" means all "equipment" as defined in the UCC, now or hereafter owned by the Borrower or in which the Borrower has or shall acquire an interest, now or hereafter located on, attached to or contained in or used or usable in connection with the Mortgaged Property, and shall also mean and include all building materials, construction materials, personal property constituting furniture, fittings, appliances, apparatus, leasehold improvements, machinery, devices, interior improvements, appurtenances, equipment, plant, furnishings, fixtures, computers, electronic data processing equipment, telecommunications equipment and other fixed assets now owned or hereafter acquired by the Borrower and now or hereafter used in the operation of the business conducted at the Mortgaged Property, and all Proceeds thereof and as well as all additions to, substitutions for, replacements of or accessions to any of the items recited as aforesaid and all attachments, components, parts (including spare parts) and accessories, whether installed thereon or affixed thereto, and wherever located, now or hereafter owned by the Borrower and used or intended to be used in connection with, or with the operation of, the Mortgaged Property or the buildings, structures, or other improvements now or hereafter located at the Mortgaged Property, or in connection with any construction being conducted or which may be conducted thereon, all regardless of whether the same are located on the Mortgaged Property or are located elsewhere (including, without limitation, in warehouses or other storage facilities or in the possession of or on the premises of a bailee, vendor or manufacturer) for purposes of manufacture, storage, fabrication or transportation and all extensions and replacements to, and proceeds of, any of the foregoing, but exclusive of those items which are property of tenants of the Mortgaged Property or owned by the Manager, a third party contractor or any other third party.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                 "ERISA AFFILIATE" means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

                 "EVENT OF DEFAULT" has the meaning set forth in SECTION 7.1 hereof.

                 "EXTENDED MATURITY DATE" has the meaning set forth in SECTION 2.17(a) hereof.

                 "EXTENSION CONDITIONS" has the meaning set forth in SECTION 2.17(a) hereof.

                 "EXTENSION FEE" has the meaning set forth in SECTION 2.17(a) hereof.

                 "EXTENSION NOTICE" has the meaning set forth in SECTION 2.17(a) hereof.

                 "EXTENSION OPTION" has the meaning set forth in SECTION 2.17(a) hereof.


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

                 "FEE LETTER" means the letter dated March 26, 1998, entered into by and among the Borrower, Agent and Collateral Agent, with respect to the fees of Collateral Agent under this Agreement.

                 "FISCAL YEAR" means the 12-month period ending on December 31st of each year (or, in the case of the first fiscal year, such shorter period from the Closing Date through such date) or such other fiscal year of Borrower as Borrower may select from time to time with the prior consent of Agent.

                 "FUND" has the meaning set forth in the definition of "Permitted Investments."

                 "GAAP" means generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

                 "GENERAL INTANGIBLES" means all "general intangibles" as defined in the UCC, now owned or hereafter acquired by the Borrower. Without limiting the generality of the foregoing, the term "GENERAL INTANGIBLES" shall include the Borrower's right, title and interest in and to the following:

                 (i) all obligations or indebtedness owing to the Borrower from whatever source arising (other than Accounts, Rents, Instruments, Inventory, Money, Contracts, Documents, Trademarks and Permits);

                 (ii) all unearned premiums accrued or to accrue under all insurance policies for the Mortgaged Property obtained by the Borrower all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims (including, without limitation, proceeds of insurance, condemnation awards, and all rights of the Borrower to refunds of real estate taxes and assessments);

                 (iii) all royalties and license fees;

                 (iv) all trademark licenses, trademarks, rights in intellectual property, goodwill, trade names, service marks, trade secrets, copyrights, permits and licenses, together with the registrations therefor and the goodwill appurtenant thereto;

                 (v) all rights or claims in respect of refunds for taxes paid; and

                 (vi) all rights in respect of any pension plan or similar arrangement maintained for employees of the Borrower.

                 "GOVERNMENTAL AUTHORITY" means any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.


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

                 "GROSS REVENUE" means, for any period, the total dollar amount of all income and receipts received by, or for the account of, the Borrower in the ordinary course of business with respect to the Mortgaged Property (including, without limitation, all Rents, Money and Proceeds of any Accounts), but excluding Loss Proceeds and Proceeds from any Transfer or refinancing of the Mortgaged Property.

                 "GUARANTOR" means Ocwen Partnership, L.P., a Virginia limited partnership.

                 "GUARANTY OF PAYMENT" means, with respect to the Loan, the Guaranty of Payment guaranteeing the repayment of the Loan in the amount of $9,500,000, from the Guarantor to the Agent for the benefit of the Lenders, in the form attached hereto as EXHIBIT M.

                 "GUARANTY OF NONRECOURSE OBLIGATIONS" means, with respect to the Loan, the Guaranty of Nonrecourse Obligations guaranteeing the exceptions to the nonrecourse provisions of the Loan Documents for which liability is retained as described in Section 8.24 hereof, from the Guarantor to the Agent for the benefit of the Lenders, in the form attached hereto as EXHIBIT G.

                 "HAZARDOUS SUBSTANCE" means, collectively, (i) any petroleum or petroleum products or waste oils, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBS"), lead in drinking water, and lead-based paint, (ii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definitions of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (iii) any other chemical or any other hazardous material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

                 "IMPOSITIONS" means all taxes (including, without limitation, all real estate, ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction privilege, privilege or license or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed within the term of the Mortgage, if any), ground rents, water, sewer or other rents and charges, excises, levies, governmental fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of the Mortgaged Property, including any Rents and Accounts (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon (i) the Borrower (including,

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

without limitation, all income, franchise, single business or other taxes imposed on the Borrower for the privilege of doing business in the jurisdiction in which the Mortgaged Property, or any other collateral delivered or pledged to the Lenders in connection with the Loan, is located) or the Lenders, (ii) the Mortgaged Property, or any other collateral delivered or pledged to the Lenders in connection with the Loan, or any part thereof or any Rents therefrom or any estate, right, title or interest therein, or (iii) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Mortgaged Property or the leasing or use of the Mortgaged Property or any part thereof, or the acquisition or financing of the acquisition of the Mortgaged Property by the Borrower.

                 "IMPROVEMENTS" means all buildings, structures, fixtures and improvements of every nature whatsoever situated on the Land on the Closing Date or thereafter (including, without limitation, all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatus which are or shall be attached to the Land or said buildings, structures or improvements and including any additions, enlargements, extensions, modifications, repairs or replacements thereto, but exclusive of those items which are the property of the tenants of the Mortgaged Property or of any other Person other than the Borrower).

                 "INDEBTEDNESS" means the Principal Indebtedness, together with all other obligations and liabilities due or to become due to the Lenders pursuant hereto, under the Note, the Mortgage or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses paid by or payable to the Lenders hereunder or pursuant to the Note or any of the other Loan Documents, including any Refinancing Fee.

                 "INDEMNIFIED PARTIES" has the meaning set forth in SECTION 5.1(I).

                 "INDEPENDENT" means, when used with respect to any Person, a Person who (i) does not have any direct financial interest or any material indirect financial interest in the Borrower or in any Affiliate of the Borrower and (ii) is not connected with the Borrower or any Affiliate of the Borrower as an officer, employee, trustee, partner, director or person performing similar functions.

                 "INDEX MATURITY" has the meaning set forth in the definition of LIBOR.

                 "INSTRUMENTS" means (i) all "instruments" as defined in the UCC, "chattel paper" as defined in the UCC, or letters of credit, evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Collateral (including, without limitation, promissory notes, drafts, bills of exchange and trade acceptances) and chattel paper obtained by the Borrower in connection with the Mortgaged Property (including, without limitation, all ledger sheets, computer records and printouts, data bases, programs, books of account and files of the Borrower relating thereto), (ii) notes or other obligations of indebtedness owing to the Borrower from whatever source arising, in each case now owned or hereafter acquired by the Borrower and (iii) all material covenants, agreements, restrictions and encumbrances contained in any instruments, at any time in force affecting the Mortgaged Property or any part thereof (including, without limitation, any which may (a) require material repairs, modifications or alterations in or to the Mortgaged Property or any part thereof, or (b) in any way limit the use and enjoyment thereof).

                 "INSURANCE PROCEEDS" means, in the event of a casualty with respect to the Mortgaged Property, the proceeds received under any insurance policy.

                 "INSURANCE REQUIREMENTS" means all material terms of any insurance policy required pursuant to this Agreement or the Mortgage and all material regulations and then current standards applicable to or affecting the Mortgaged Property or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over the Mortgaged Property, or such other body exercising similar functions.

                 "INSURED CASUALTY" has the meaning set forth in SECTION 5.1(X)(iv)(2).

                 "INTEREST ACCRUAL PERIOD" means, in connection with the calculation of interest accrued with respect to any Payment Date, the period from and including the preceding Payment Date to but excluding such Payment Date; PROVIDED, HOWEVER, that the first Interest Accrual Period for the Loan shall be from the Closing Date to but excluding the first Payment Date.

                 "INTEREST DETERMINATION DATE" means, in connection with the calculation of interest accrued for any Interest Accrual Period, the second Business Day preceding the first day of such Interest Accrual Period.

                 "INVENTORY" means all of the Borrower's right, title and interest in and to any "inventory" as defined in the UCC, whether now or hereafter existing or acquired, and which arises out of or is used in connection with, directly or indirectly, the ownership and operation of the Mortgaged Property, all Documents representing the same and all Proceeds and products of such Inventory. Without limiting the generality of the foregoing, the term "INVENTORY" shall include, without limitation, the Borrower's right, title and interest in and to:

                 (i) all goods, merchandise, raw materials, work in process and other personal property, wherever located, now or hereafter owned or held by the Borrower for manufacture, processing, the providing of services or sale, use or consumption in the operation of the Mortgaged Property (including, without limitation, fuel, supplies and similar items and all substances commingled therewith or added thereto); and

                 (ii) all rights and claims of the Borrower against anyone who may store or acquire the Inventory for the account of the Borrower or from whom the Borrower may purchase the Inventory.

                 "LAND" has the meaning provided in the Mortgage.

                 "LEASES" means all leases, subleases, lettings, occupancy agreements, tenancies and licenses by the Borrower as landlord of the Mortgaged Property or any part thereof now or hereafter entered into, and all amendments, extensions, renewals and guarantees thereof, and all security therefor.

                 "LEASING COMMISSIONS" means leasing commissions incurred by the Borrower (including, without limitation, under the Management Agreement) in connection with leasing the commercial or retail space at the Mortgaged Property or any portion thereof.

                 "LEGAL REQUIREMENTS" means all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including, without limitation, Environmental Laws) affecting either the Mortgaged Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof (whether now or hereafter enacted and in force), and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, at any time in force affecting the Mortgaged Property or any part thereof (including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Mortgaged Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof), but excluding matters which are the responsibility solely of tenants under Leases.

                 "LENDER" has the meaning provided in the first paragraph of this Agreement.

                 "LENDER'S TERMS" has the meaning provided in SECTION 5.1(W).

                 "LIBOR" means the rate per annum calculated as set forth below:

                 (i) On each Interest Determination Date, LIBOR will be determined on the basis of the offered rate for deposits of not less than U.S. $1,000,000 for a period of one month (the "INDEX Maturity"), commencing on such Interest Determination Date, which appears on Telerate Page 3750 as of 11:00 a.m., London time (or such other page as may replace the Telerate Page on that service for the purposes of displaying London interbank offered rates of major banks). If no such offered rate appears, LIBOR with respect to the relevant Interest Accrual Period will be determined as described in (ii) below.

                 (ii) With respect to an Interest Determination Date on which no such offered rate appears on Telerate Page 3750 as described in (i) above, LIBOR shall be the arithmetic mean, expressed as a percentage, of the offered rates for deposits in U.S. dollars for the Index Maturity which appears on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such date. If, in turn, such rate is not displayed on the Reuters Screen LIBO Page at such time, then LIBOR for such date will be obtained from the preceding Business Day for which the Reuters Screen LIBO Page displayed a rate for the Index Maturity.

                 (iii) If on any Interest Determination Date the Agent is required but unable to determine LIBOR in the manner provided in paragraphs (i) and (ii) above, LIBOR for the next Interest Accrual Period shall be LIBOR as determined on the previous Interest Determination Date or, in the case of the first Interest Determination Date, 5.66%.

All percentages resulting from any calculations referred to in this Agreement will be rounded upwards, if necessary, to the nearest multiple of 1/100 of 1% (with one-half of 1/100 of 1% or more being rounded upwards) and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent or more being rounded upwards).

                 "LIEN" means any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting the Mortgaged Property or any portion thereof or the Borrower, or any interest therein (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the UCC or comparable law of any other jurisdiction, domestic or foreign, and mechanic's, materialmen's and other similar liens and encumbrances).

                 "LOAN" means the loan made by Agent to Borrower pursuant to the terms of this Agreement.

                 "LOAN AMOUNT" means an amount equal to the sum of (i) $75,000,000 and (ii) the total amount of the Additional Advances determined and funded pursuant to SECTION 2.1(c); PROVIDED, that the maximum principal Loan Amount shall not exceed $80,000,000.

                 "LOAN DOCUMENTS" means this Agreement, the Note, the Mortgage, the Management Agreement, the Management Subordination, the Contract Assignment, the Assignments of Leases and Rents, the Guaranty of Nonrecourse Obligations, the Guaranty of Payment, the Pledge Agreement and all other agreements, instruments, certificates and documents delivered by or on behalf of Borrower, the Manager or an Affiliate to evidence or secure the Loan or otherwise in satisfaction of the requirements of this Agreement, the Mortgage or the other documents listed above as same may be amended or modified from time to time.

                 "LOSS PROCEEDS" means Condemnation Proceeds and/or Insurance Proceeds.

                 "LOSSES" has the meaning set forth in SECTION 5.1(J).

                 "MANAGEMENT AGREEMENT" means, with respect to the Mortgaged Property, the property management agreement entered into between Borrower and the Manager, substantially in the form attached hereto as EXHIBIT D, or in such other form as may be approved by the Agent, as such agreement may be amended, modified or supplemented and in effect from time to time.

                 "MANAGEMENT SUBORDINATION" means the Manager's Consent and Subordination of Management Agreement, substantially in the form attached hereto as EXHIBIT E, dated as of the Closing Date, executed by the Manager, the Borrower and the Agent.

                 "MANAGER" means Compass Management and Leasing, Inc., a Delaware corporation, or its successor in interest, or any other Manager approved by Agent.

                 "MATERIAL ADVERSE EFFECT" means a material adverse effect upon
(i) the business operations, properties, assets or condition (financial or otherwise) of the Borrower, (ii) the ability of the Borrower to perform, or of Lenders to enforce, any of the Loan Documents or (iii) the value of the Mortgaged Property or the operation thereof.

                 "MATURITY DATE" means the earlier of (a) the Original Maturity Date, or if such date has been extended pursuant to the provisions of SECTION
2.17 hereof, the Extended Maturity Date, or (b) such earlier date on which the entire Loan is required to be paid in full, by acceleration or otherwise under this Agreement or any of the other Loan Documents.

                 "MONEY" means all moneys, cash, rights to deposit or savings accounts or other items of legal tender obtained from or for use in connection with the operation of the Mortgaged Property.

                 "MONTHLY STATEMENT" has the meaning provided in SECTION
2.12(d).

                 "MORTGAGE" means, with respect to the Mortgaged Property, a first priority Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, substantially in the form attached hereto as EXHIBIT C, dated as of the date hereof, granted by the Borrower to the Agent on behalf of the Lenders with respect to the entire Mortgaged Property as security for the Loan, as same may hereafter from time to time be supplemented, amended, modified or extended.

                 "MORTGAGED PROPERTY" individually and in the aggregate means, at any time, any or all of the Land, the Improvements, the Personalty, the Leases, the Rents, the Property Agreements and the Equipment (to the extent the same shall be deemed to be fixtures), and all rights, titles, interests and estates appurtenant thereto, encumbered by, and more particularly described in, the Mortgage.

                 "MULTIEMPLOYER PLAN" means a multiemployer benefit plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

                 "NET PROCEEDS" means either (x) the purchase price (at foreclosure or otherwise) actually received by the Agent from a third party purchaser with respect to the Mortgaged Property, as a result of the exercise by the Agent of its rights, powers, privileges and other remedies after the occurrence of an Event of Default or (y) in the event that the Agent (or its nominee) is the purchaser at foreclosure of the Mortgaged Property, the higher of (i) the amount of the Agent's credit bid or (ii) such amount as shall be determined in accordance with applicable law (including, if applicable, the fair market value of the Mortgaged Property), and in either case minus all reasonable costs and expenses (including, without limitation, all attorneys' fees and disbursements and any brokerage fees, if applicable) incurred by the Agent (and its nominee, if applicable) in connection with the exercise of such remedies; PROVIDED, HOWEVER, that such costs and expenses shall not be deducted to the extent such amounts previously have been added to the Indebtedness in accordance with the terms of the Mortgage or applicable law.

                 "NOTE" means the note, substantially in the form attached hereto as EXHIBIT B, made by Borrower to the Agent pursuant to this Agreement, as such note may be modified, amended, supplemented or extended.

                 "OFFICER'S CERTIFICATE" means a certificate delivered to the Agent by the Borrower which is signed by an authorized officer of the Borrower.

                 "OPERATING BUDGET" means, with respect to any Fiscal Year, the operating budget for the Mortgaged Property reflecting Borrower's projections of Gross Revenues, operating expenses and Capital Improvement Costs for the Mortgaged Property for such Fiscal Year and on an annual and monthly basis and submitted by Borrower to the Agent for its approval in accordance with the provisions of SECTION 5.1(R)(vi).

                 "ORGANIZATION AGREEMENT" means the Limited Liability Company Agreement of the Borrower, dated as of March 26, 1998, as amended and restated from time to time.

                 "ORIGINAL MATURITY DATE" has the meaning set forth in SECTION 2.17(a) hereof.

                 "ORIGINATION FEE" means the fee designated as "Origination Fee" in the Application and payable by the Borrower to Agent on the Closing Date.

                 "OTHER BORROWINGS" means, with respect to the Borrower without duplication (but not including the Indebtedness) (i) all indebtedness of the Borrower for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness of the Borrower evidenced by a note, bond, debenture or similar instrument, (iii) the face amount of all letters of credit issued for the account of the Borrower and, without duplication, all unreimbursed amounts drawn thereunder, and obligations evidenced by bankers' acceptances, (iv) all indebtedness of the Borrower secured by a Lien on any property owned by the Borrower (whether or not such indebtedness has been assumed), (v) all Contingent Obligations of the Borrower, (vi) liabilities and obligations for the payment of money relating to a capitalized lease obligation or sale/leaseback obligation, (vii) liabilities and obligations representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of business that would constitute ordinarily a trade payable to trade creditors, and (viii) all payment obligations of the Borrower under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars or similar agreements) and similar agreements.

                 "PARTICIPATION" has the meaning provided in SECTION 5.1(V).

                 "PAYMENT DATE" has the meaning provided in SECTION 2.5.

                 "PAYMENT DATE STATEMENT" has the meaning provided in SECTION 2.12(d).

                 "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

                 "PERMITS" means all licenses, permits, variances and certificates used in connection with the ownership, operation, use or occupancy of the Mortgaged Property issued to or on behalf of Borrower (including, without limitation, business licenses, state health department licenses, licenses to conduct business and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of the Mortgaged Property).

                 "PERMITTED ENCUMBRANCES" means, with respect to the Mortgaged Property, collectively, (i) the Liens created by the Mortgage and the other Loan Documents of record, (ii) all Liens and other matters disclosed on the Title Insurance Policy concerning the Mortgaged Property, (iii) Liens, if any, for Impositions imposed by any Governmental Authority not yet delinquent or being contested in good faith and by appropriate proceedings in accordance with the Mortgage and (iv) rights of existing and future tenants and residents as tenants only pursuant to Leases.

                 "PERMITTED INVESTMENTS" means any one or more of the following obligations or securities acquired at a purchase price of not greater than par:

                 (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States of America;

                 (ii) obligations of the following United States of America government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations);

                 (iii) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short-term obligations of which are rated in the highest short-term rating category by the Rating Agencies;

                 (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, PROVIDED that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) has the highest short-term rating of the Rating Agencies or is rated with a long term rating of at least AA- by Standard & Poor's Ratings Services or at least Aa3 by Moody's Investors Service, Inc. for such securities;

                 (v) debt obligations with maturities of not more than 365 days and rated by the Rating Agencies in their highest long-term unsecured rating category;

                 (vi) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 270 days and that is rated by the Rating Agencies in their highest short-term unsecured debt rating;

                 (vii) the Federated Prime Obligation Money Market Fund (the "FUND") so long as the Fund is rated "AAA" (or the equivalent) by the Rating Agencies;

                 (viii) units of taxable money market funds which funds are regulated investment companies and seek to maintain a constant net asset value per share and which are rated in the highest category by the Rating Agencies; and

                 (ix) any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, which the Agent shall have approved in writing;

PROVIDED, HOWEVER, that (A) the investments described in CLAUSES (i) through
(VI) above must have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity; and PROVIDED, FURTHER, that, in the judgment of the Agent, such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security shall be a Permitted Investment if such instrument or security evidences (x) a right to receive only interest payments or (y) the right to receive principal and interest payments derived from an underlying investment at a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

                 "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

                 "PERSONALTY" means all right, title and interest of the Borrower in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC, now owned or hereafter acquired by the Borrower and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Mortgaged Property or which may be used in or relating to the planning, development, financing or operation of the Mortgaged Property, including, without limitation, furniture, furnishings, equipment, machinery, money, insurance proceeds, accounts, contract rights, trademarks, goodwill, chattel paper, documents, trade names, licenses and/or franchise agreements, rights of the Borrower under leases of fixtures or other personal property or equipment, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of the Borrower with any governmental authorities, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs.

                 "PLAN" means an employee benefit or other plan (i) established or maintained by the Borrower or any ERISA Affiliate during the five-year period ended prior to the date of this Agreement or to which the Borrower or any ERISA Affiliate makes, is obligated to make or has, within the five-year period ended prior to the date of this Agreement, been required to make contributions and
(ii) that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, other than a Multiemployer Plan.

                  "PLEDGE AGREEMENT" means that certain Pledge Agreement, in the form attached hereto as EXHIBIT L, dated as of the Closing Date, by the member of the Borrower as pledgor, to the Agent, as pledgee, as the same may thereafter from time to time be supplemented, amended, modified or extended.

                 "POLICIES" has the meaning set forth in SECTION 5.1(X)(iii).

                 "PRINCIPAL" means Ocwen Asset Investment Corp., a Virginia corporation.

                 "PRINCIPAL INDEBTEDNESS" means the Loan Amount as adjusted by each increase or decrease in the principal amount of the Loan outstanding, whether as a result of prepayment or otherwise, from time to time.

                 "PROCEEDS" shall have the meaning given in the UCC and, in any event, shall include, without limitation, all of the Borrower's right, title and interest in and to proceeds, product, rents, profits or receipts, in whatever form, arising from the Collateral. Without limiting the generality of the foregoing, the term "PROCEEDS" shall include the Borrower's right, title and interest in and to:

                 (i) cash, Instruments and other property received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral or the Mortgaged Property;

                 (ii) the collection, sale, lease, sublease, concession, exchange, assignment, licensing or other disposition of, or realization upon, any item or portion of the Collateral or the Mortgaged Property (including, without limitation, all claims of the Borrower against third parties for loss of, damage to, destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral or the Mortgaged Property now existing or hereafter arising);

                 (iii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Borrower from time to time with respect to any of the Collateral or the Mortgaged Property;

                 (iv) any and all payments (in any form whatsoever) made or due and payable to the Borrower from time to time in connection with the requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral or the Mortgaged Property by any Governmental Authority (or any Person acting under color of Governmental Authority); and

                 (v) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or the Mortgaged Property.

                 "RATING AGENCIES" means at least two of Fitch Investors Service, L.P., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Standard & Poor's Ratings Services.

                 "REFINANCING FEE" means 0.50% of the outstanding Principal Indebtedness prepaid or repaid on any Payment Date (including the Maturity Date) where the Borrower obtains the funds for such prepayment or repayment through a refinancing of the Loan from a source of funds other than the Lenders; PROVIDED, HOWEVER, that notwithstanding the foregoing, (i) in the event the initial Lender provides the funds for such refinancing, then the Refinancing Fee shall be payable in the amount as hereinbefore described, but shall be credited against the origination fees payable in connection with the refinancing transaction and
(ii) no Refinancing Fee shall be payable in connection with any prepayment or repayment of the Principal Indebtedness (1) on any Payment Date out of Loss Proceeds, (2) if the Borrower shall concurrently be paying the Default Administration Fee or (3) pursuant to Section 9.1 of the Mortgage.

                 "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata).

                 "RENTS" means all income, rents, issues, profits, revenues (including all oil and gas or other mineral royalties and bonuses), deposits (other than utility and security deposits) and other benefits from the Mortgaged Property. Without limiting the generality of the foregoing, the "RENTS" shall include all receivables and other obligations now existing or hereafter arising or created out of the lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by the Borrower (including, without limitation, from the rental of any office space, retail space, warehouse and manufacturing space or other space, halls, and offices, and deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease and concession fees and rentals and proceeds, if any, from business interruption or other loss of income insurance relating to the use, enjoyment and occupancy of the Mortgaged Property).

                 "SINGLE-PURPOSE ENTITY" means a Person, other than an individual, which (i) is formed or organized solely for the purpose of acquiring and directly holding an ownership interest in the Mortgaged Property, (ii) does not engage in any business unrelated to the Mortgaged Property and the financing thereof, (iii) does not hold or acquire any assets other than those related to its interest in the Mortgaged Property and the financing thereof or incur any indebtedness other than as permitted by this Agreement, the Mortgage or the other Loan Documents, (iv) has its own separate books and records, and accounts, in each case which are separate and apart from the books and records and accounts of any other Person, (v) is subject to all of the limitations on powers set forth in the organizational documentation of Borrower and the [managing member] as of the Closing Date, (vi) holds itself out as being a Person separate and apart from any other Person and

(vii) has or is controlled, directly or indirectly, by a Person that has at least one independent director that is not an employee, officer, director, or paid consultant of any Affiliate of such Person or of any principal or officer of such Person.

                 "SURVEY" means an ALTA/ACSM survey of the Mortgaged Property prepared by a registered Independent surveyor, certified to Agent for the benefit of Lenders and the Title Companies, and in form and content satisfactory to Agent and the Title Companies.

                 "TAKING" means a taking or voluntary conveyance during the term hereof of all or part of the Mortgaged Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority affecting the Mortgaged Property or any portion thereof whether or not the same shall have actually been commenced.

                 "TI COSTS" means tenant improvement costs and allowances incurred by the Borrower in connection with renewing existing Leases or executing new Leases on the commercial or retail space at the Mortgaged Property.

                 "TITLE COMPANIES" has the meaning set forth in the definition of "Title Insurance Policy."

                 "TITLE INSURANCE POLICY" means a mortgagee's title insurance policy or policies (a) issued by one or more title companies satisfactory to the Agent (the "TITLE COMPANIES") which policy or policies shall be in form ALTA 1970 (with co-insurance or reinsurance as the Agent may require), naming the Agent as the insured party, (b) insuring the Mortgage as being a first and prior lien upon the Mortgaged Property, (c) showing no encumbrances against the Mortgaged Property (whether junior or superior to the Mortgage) which are not acceptable to the Agent other than Permitted Encumbrances, (d) in an amount equal to the maximum Loan Amount, and (e) otherwise in form and content acceptable to the Agent. Such Title Insurance Policy shall include the following endorsements or affirmative coverages, to the extent applicable to the Loan, in form and substance reasonably acceptable to the Agent: variable rate endorsement; survey endorsement; comprehensive endorsement; first loss, last dollar and tie-in endorsement; access coverage; separate tax parcel coverage; contiguity (if applicable) coverage; and such other endorsements as the Agent shall reasonably require in order to provide insurance against specific risks identified by the Agent in connection with the Mortgaged Property.

                 "TRADEMARK" means the trademark licenses, trademarks, rights in intellectual property, trade names, service marks and copyrights relating to the Mortgaged Property or the license to use intellectual property such as computer software owned or licensed by the Borrower or other proprietary business information relating to the Borrower's policies, procedures, manuals and trade secrets.

                 "TRANSACTION" means the transaction contemplated by the Loan Documents.

                 "TRANSACTION COSTS" means all costs and expenses paid or payable by the Borrower relating to the Transaction (including, without limitation, appraisal fees, legal fees and accounting fees and the costs and expenses described in SECTION 8.23).

                 "TRANSFER" means the conveyance, assignment, sale, mortgaging, encumbrance (other than a Permitted Encumbrance), pledging, hypothecation, granting of a security interest in, granting of options with respect to, or other disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any legal or beneficial interest (a) in all or any portion of the Mortgaged Property; (b) in the stock, membership interests or other beneficial ownership interests in the sole member of the Borrower; (c) in the Borrower; or (d) in any Person having a direct or indirect legal or beneficial ownership in the Borrower and shall also include, without limitation to the foregoing, the following: an installment sales agreement wherein the Borrower agrees to sell the Mortgaged Property or any part thereof or any interest therein for a price to be paid in installments; an agreement by the Borrower leasing all or a substantial part of the Mortgaged Property to one or more Persons pursuant to a single or related transactions, or a sale, assignment or other transfer of, or the grant of a security interest in, the Borrower's right, title and interest in and to any Leases or any Rent; a transaction or other event pursuant to which the Principal no longer controls (directly or indirectly) the sole member of the Borrower; any instrument subjecting the Mortgaged Property to a condominium regime or transferring ownership to a cooperative corporation; the dissolution or termination of the Borrower or the merger or consolidation of the Borrower with any other Person; PROVIDED, that whenever the term "Transfer" is used in this Agreement, such term shall not include any conveyance, sale, assignment or other disposition of any interest in the Borrower or the Guarantor or the Principal if, after giving effect to the proposed transaction, the ownership interests in the Borrower are owned not less than 51% directly or indirectly by the Guarantor or if the Guarantor does not own at least such percentage of ownership interests in the Borrower, the Guarantor exercises a majority of voting rights and operating control with respect to the Borrower.

                 "UCC" means with respect to the Mortgaged Property, the Uniform Commercial Code as in effect on the date hereof in the state where the Mortgaged Property is located, as amended from time to time; PROVIDED, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or nonperfection of the security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the state where the Mortgaged Property is located, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or nonperfection.

                 "UCC SEARCHES" has the meaning set forth in SECTION 3.1(K) hereof.

                 "USE" means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Substance or transportation of such Hazardous Substance in connection with or affecting the Mortgaged Property.

                 "WELFARE PLAN" means an employee welfare benefit plan as defined in Section 3(1) of ERISA established or maintained by the Borrower or any ERISA Affiliate or that covers any current or former employee of the Borrower or any ERISA Affiliate.

                                   ARTICLE II

                                  GENERAL TERMS

                 Section 2.1. THE LOAN. (a) Subject to the terms and conditions of this Agreement, on the Closing Date the Agent shall lend to the Borrower the amount referred to in clause (i) of the definition of Loan Amount. The proceeds of the Loan shall be used solely for the purposes identified in SECTION 2.2 hereof. On the Closing Date, upon the satisfaction of the conditions set forth in SECTION 3.1, the Agent shall initiate a wire or other transfer of immediately available funds to an account designated by Borrower in an amount equal to (x) the Loan Amount, less (y) the sum of (i) the Commitment Fee (giving credit to the Application Deposit) and the Origination Fee, (ii) the out of pocket expenses incurred by the initial Lender in connection with the origination and funding of the Loan and (iii) the fees and expenses of the initial Lender's counsel and the Collateral Agent's counsel.

                 (a) The Loan shall constitute one general obligation of Borrower to the Lenders and shall be secured by the security interest in and Liens granted upon all of the Collateral, and by all other security interests and Liens at any time or times hereafter granted by Borrower to the Lenders or to Collateral Agent on behalf of the Lenders.

                 (b) After the Closing Date, so long as no Event of Default shall have occurred and be continuing, the Lenders shall lend to the Borrower one or more additional advances (each, an "ADDITIONAL Advance"), each in an amount equal to $250,000 or an integral multiple thereof in accordance with the procedure set forth below to be applied solely towards Capital Improvement Costs referred to in the Operating Budget approved by the Agent; PROVIDED, HOWEVER, that the Lenders shall not have any obligation to make (i) more than one Additional Advance per month and (ii) an aggregate amount of Additional Advances in excess of $5,000,000.

                 (i) the Borrower shall submit to the Agent not less than ten
         (10) Business Days prior to the proposed funding date of the Additional Advance (such date, an "ADDITIONAL ADVANCE DATE") an Officer's Certificate, substantially in the form of EXHIBIT N, describing (x) the aggregate Capital Improvement Costs towards which such funds are intended to be applied and of which such funds equal not more than 65% (attaching the Operating Budget, invoices, receipts and evidence of work completed) and (y) the amount of the requested Additional Advance, and certifying that (i) the representations and warranties of the Borrower set forth in SECTION 4.1 hereof are true and correct on such date as if made on such date (subject to any exceptions set forth in a schedule to such certificate), (ii) no Default with respect to the payment of money or Event of Default has occurred and is continuing on such date, (iii) Borrower is in good standing in its jurisdiction of formation and (iv) there have been no changes in the Organizational Agreement since the Closing Date (or if there have been changes, certifying as to the changes);

                 (ii) the Agent shall have five (5) Business Days from the date of its receipt of the Officer's Certificate specified in CLAUSE (i) above and the required attachments to object in writing to the Additional Advance due to the proposed costs not being referred to in the Operating Budget;

                 (iii) in the event the Lenders shall make the Additional Advance, on the Additional Advance Date, so long as the Borrower shall have satisfied each of the conditions set forth in SECTIONS 3.1(M) (for this purpose, such condition being limited to delivery of the appropriate endorsement to the Title Insurance Policy), (U), (V), and
         (AA) (as if the Additional Advance Date were the Closing Date for this purpose), the Lenders shall wire transfer to an account designated by Borrower the Additional Advance in immediately available funds minus
         (1) an Additional Advance fee equal to 0.25% of the Additional Advance and (2) any reasonable out-of-pocket expenses incurred by the Agent in connection with an inspection of the Mortgaged Property prior to the making of such Additional Advance and reasonable fees and expenses of the Lenders' counsel relating to issues raised in obtaining the Title Insurance Policy endorsement referred to above; and

                 (iv) on the Additional Advance Date, the Agent shall make a notation on the schedule attached to the Note of the Additional Advance amount.

                 Section 2.2. USE OF PROCEEDS. Proceeds of the Loan Amount shall be used for the following purposes: (a) to pay a portion of the acquisition cost and Capital Improvement Costs with respect to the Mortgaged Property, (b) to pay to the initial Lender the Origination Fee and the Commitment Fee, (c) to pay to the Agent the out-of-pocket expenses incurred by the initial Lender in connection with the origination and funding of the Loan, and (d) to pay to counsel to each of the Collateral Agent, the Agent, and the Borrower its respective fees, expenses and disbursements.

                 Section 2.3. SECURITY FOR THE LOAN. The Note and Borrower's obligations hereunder and under the other Loan Documents shall be secured by (a) the Mortgage, (b) the Contract Assignment, (c) the Management Subordination, (d) the Assignments of Leases and Rents, (e) the Guaranty of Nonrecourse Obligations, (f) the Pledge Agreement, (g) the Guaranty of Payment and (h) the security interest and Liens granted in this Agreement and in the other Loan documents.

                 Section 2.4. BORROWER'S NOTE. Borrower's obligation to pay the principal of and interest on the Loan and all other amounts due under the Loan Documents shall be evidenced by the Note, duly executed and delivered by Borrower on the Closing Date. The Note shall be payable as to principal, interest and all other amounts due under the Loan Documents, as specified in this Agreement, with a final maturity on the Maturity Date. The Agent and the Collateral Agent are hereby authorized to endorse on the schedule attached to the Note (or on a continuation of such schedule attached to the Note and made a part thereof) an appropriate notation evidencing the date and amount of each payment of principal, interest or other amounts due under the Loan Documents, in respect thereof. Such schedule shall, absent manifest error, constitute prima facie evidence of the accuracy of the information contained therein. The failure of the Agent or the Collateral Agent to make a notation on the schedule to the Note as aforesaid shall not affect the obligations of Borrower hereunder or under the Note or any other Loan Document in any respect. The Agent shall have the right to have the Note subdivided, by exchange for promissory notes of lesser denominations or otherwise, upon written request to the Borrower and, in such event, the Borrower shall promptly execute additional or replacement Notes (the Agent agreeing to return or cause to be returned any superseded original promissory notes to the Borrower prior to or contemporaneously with the delivery of the replacement or additional Note); PROVIDED, that the Borrower shall not incur any additional cost or liability in connection with such subdivision in excess of that contemplated by the original Note. At no time shall the aggregate original principal amount of the Note exceed the Loan Amount.

                 Section 2.5. PRINCIPAL AND INTEREST. (a) Borrower shall pay to Lenders interest on the Principal Indebtedness of the Loan from the Closing Date to but excluding the date the Loan shall be paid in full at the interest rate provided in SECTION 2.5(b) below. Interest on the Loan shall accrue on the Principal Indebtedness commencing on the Closing Date and shall be payable in arrears on May 1, 1998, and on the first day of each and every month thereafter through the month in which the Maturity Date occurs, unless, in any such case, such day is not a Business Day, in which event such interest shall be payable on the first Business Day following such date (such date for any particular month, the "PAYMENT DATE"). The Agent and the Collateral Agent shall calculate LIBOR on each Interest Determination Date for the related Interest Accrual Period and communicate to Borrower such rate for such period not less than five (5) Business Days prior to the related Payment Date. The entire outstanding Principal Indebtedness of the Loan and the Note, together with all accrued but unpaid interest thereon and all other amounts due under the Loan Documents (including, without limitation, the Refinancing Fee) shall be due and payable by Borrower to the Lenders on the Maturity Date. Interest shall be computed on the basis of a 360 day year and the actual number of days elapsed.

                 (a) For each Interest Accrual Period, the Principal Indebtedness shall bear interest at a rate per annum equal to LIBOR determined as of the Interest Determination Date immediately preceding such Interest Accrual Period plus 1.75%.

                 (b) While an Event of Default has occurred and is continuing, Borrower shall pay to the Lenders interest at the Default Rate on any amount owing to Lenders not paid when due until such amount is paid in full.

                 Section 2.6. VOLUNTARY PREPAYMENT. (a) Borrower may voluntarily prepay the Loan, in whole or in part, on any Payment Date; PROVIDED, HOWEVER, that, any such prepayment shall be accompanied by an amount representing all accrued interest on the portion of the Loan being prepaid and other amounts then due under the Loan Documents (including, without limitation, the Refinancing
Fee).

                 (a) In the event of any such voluntary prepayment, Borrower shall give the Agent written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay, which notice shall be given at least thirty
(30) days' prior to the date upon which prepayment is to be made and shall specify the Payment Date on which such prepayment is to be made and the amount of such prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein (unless such notice is revoked by Borrower prior to the date specified therein in which event Borrower shall immediately reimburse the Agent for any costs incurred in connection with the giving of such notice and its revocation).

                 Section 2.7. NO SALE/ENCUMBRANCE; MANDATORY REPAYMENT. (a) Borrower shall not, without the prior written consent of Agent, which consent may be withheld in Agent's sole and absolute discretion, Transfer the Mortgaged Property or any part thereof or interest therein or permit the Mortgaged Property or any part thereof or interest therein to be the subject of a Transfer or Transfer or permit to be the subject of a Transfer any direct or indirect ownership interest in the Borrower. Agent reserves the right to condition any consent required hereunder upon a modification of the terms hereof and on assumption of the Note, this Agreement and the Loan Documents as so modified by the proposed transferee, and all of Lenders' expenses incurred in connection with such Transfer, the Borrower's continued compliance with the requirement that the Borrower continue to operate as a Single Purpose Entity, or such other conditions as Agent shall determine in its sole discretion.

                 (a) Except as otherwise provided in SECTION 2.12(f) in the event Loss Proceeds are required to be made available for restoration pursuant to SECTION 5.1(X) or 5.1(Y) and excluding Loss Proceeds which the Borrower is obligated to turn over to tenants or other third persons pursuant to applicable law, in the event of a casualty or a Taking of the Mortgaged Property, in whole or in part, Borrower shall deposit or cause to be deposited all Loss Proceeds received by Borrower with respect to the Mortgaged Property into the Collection Account no later than the Business Day following collection and receipt thereof. Such Loss Proceeds shall be applied solely to make the payments required pursuant to CLAUSE FIRST of SECTION 2.12(b)(i) of this Agreement.

                 (b) Upon payment or prepayment of the Loan in full, Borrower shall pay to the Lenders, in addition to the amounts specified in SECTION 2.6,
SECTION 2.7 and SECTION 2.12, as applicable, all other amounts then due and payable to the Lenders pursuant to the Loan Documents.

                 Section 2.8. APPLICATION OF PAYMENTS AFTER EVENT OF DEFAULT. All proceeds relating to any repayments of the Loan after the Collateral Agent shall have received written notice of the occurrence of an Event of Default and the acceleration of the Indebtedness shall be applied to pay: FIRST, any unpaid fees of the Collateral Agent payable pursuant to the Fee Letter and any reasonable out-of-pocket costs and expenses of Collateral Agent and the Lenders, in that order, reimbursable pursuant to the terms of this Agreement arising as a result of such repayment or in connection with the Mortgaged Property; SECOND, any accrued and unpaid interest then payable with respect to the Loan or the portion thereof being repaid; THIRD, the Refinancing Fee and the Default Administration Fee; and FOURTH, the outstanding Principal Indebtedness or the portion thereof being repaid.

                 Section 2.9. METHOD AND PLACE OF PAYMENT FROM THE COLLECTION ACCOUNT TO THE AGENT. (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made from the Collection Account to the Agent not later than 12:00 p.m., New York City time, on the date when due and shall be made in lawful money of the United States of America by wire transfer in federal or other immediately available funds to its account at Mellon Bank, Pittsburgh, Pennsylvania (ABA No. 043000261, Account No. 117-7107, Reference: Ocwen/Bush Street) and the Agent shall disburse such payments to the Person entitled thereto on the Business Day of receipt of such payments (or the next Business Day if the payments are received after 12:00 p.m., New York City time on such Business Day) to the account designated by such Person in writing to the Agent from time to time in accordance with SECTION 2.12. Any funds received by the Agent after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. The Agent shall notify Borrower and the Collateral Agent in writing of any changes in the account to which payments are to be made. All payments made by Borrower hereunder, or by Borrower under the other Loan Documents, shall be made irrespective of, and without any deduction for, any set-offs or counterclaims.

                 (a) Except to the extent otherwise provided herein, (i) each payment or prepayment of principal of the Loan by Borrower shall be made to the Agent for the account of the Lenders pro rata in accordance with the respective unpaid portion of the Loan held by such Lenders and (ii) each payment of interest on the Loan by Borrower shall be made to the Agent for the account of the Lenders pro rata in accordance with the amounts of interest on the portion of the Loan held by such Lenders then due and payable to the respective Lenders.

                 Section 2.10. TAXES. All payments made by Borrower under the Note and this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (other than taxes imposed on the income of the Lenders).

                 Section 2.11. RELEASE OF COLLATERAL. (a) Notwithstanding any other provision of this Agreement or any other Loan Document, upon the occurrence of a Transfer with respect the Mortgaged Property or any portion thereof in accordance with SECTION 2.7(a) hereof, the Agent, on behalf of the Lenders, shall, simultaneously with such Transfer, release the Lien of the Mortgage and UCC-1 financing statements and any other Liens in favor of the Lenders relating to the Mortgaged Property or the portion thereof affected by such Transfer.

                 (a) If (i) the Agent on behalf of the Lenders receives Loss Proceeds with respect to the Mortgaged Property or any portion thereof in the event of a Taking affecting the Mortgaged Property or any portion thereof and
(ii) such Loss Proceeds are applied to reduce the Indebtedness in accordance with SECTIONS 2.7(b) and 2.12(b), the Agent on behalf of the Lenders shall simultaneously with such application release the Lien of the Mortgage and UCC-1 financing statements and any other Liens in favor of the Lenders relating to the Mortgaged Property in whole or in part to the extent of such Taking and shall execute all documentation reasonably requested of the Agent with respect to such release.

                 (b) Upon and concurrently with repayment of the Loan and all other amounts due hereunder and under the Loan Documents in full in accordance with the terms hereof and thereof, the Lenders shall release all Liens with respect to all Collateral.

                 Section 2.12. CENTRAL CASH MANAGEMENT.

                 (a) COLLECTION ACCOUNT; DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNTS.

                 (i) On or before the Closing Date, Borrower shall establish and maintain with the Collateral Agent, one collection account for the Mortgaged Property (the "COLLECTION ACCOUNT"), with a separate and unique identification number and entitled "LaSalle National Bank (as Collateral Agent for Salomon Brothers Realty Corp.) pursuant to a Loan Agreement, dated as of April 7, 1998, among OAIC Bush Street, LLC, Salomon Brothers Realty Corp., as Agent for the Lenders named therein and LaSalle National Bank, as Collateral Agent." The Collection Account shall be an Eligible Account. So long as the Collateral Agent has not received written notice from the Agent that an Event of Default has occurred and is continuing, all Rents and Money received from Accounts and under Leases for the Mortgaged Property and all Proceeds thereof shall be payable directly to the Borrower or the Manager at the election of Borrower. Borrower and Manager shall not have any right to withdraw Money from the Collection Account. All payments made to the Collection Account by or on behalf of Borrower which are payable to Agent or Collateral

         Agent shall be deemed received by Agent or Collateral Agent, as applicable, upon such deposit into the Collection Account.

                 (ii) So long as no Event of Default shall have occurred and be continuing, the Borrower shall deposit in the Collection Account: (a) not later than the close of business on the Business Day prior to each Payment Date, funds sufficient to pay (1) the interest then due and payable on the Note for the related Interest Accrual Period, (2) the fees of the Collateral Agent and (3) any other amounts under this Agreement, the Note or the Loan Documents due on such Payment Date and regarding which the Borrower has been notified in writing and (b) as and when required by SECTION 2.7(b), Loss Proceeds received by the Borrower.

                 (iii) In the event that the Agent on behalf of the Lenders has notified Borrower and the Collateral Agent in writing that an Event of Default has occurred and is continuing, Borrower shall commence depositing and shall thereafter deposit (or shall cause the Manager to deposit) directly into the Collection Account, all Rents and Money received from Accounts or under Leases for the Mortgaged Property and all Proceeds thereof. After the Collateral Agent has received written notice from the Agent on behalf of the Lenders that an Event of Default has occurred and is continuing and the Indebtedness has been accelerated,

                           (w) all Rents and Money received from Accounts or
                  under Leases and derived from the Mortgaged Property and all Proceeds thereof shall be payable to Agent for the account of the Lenders or as otherwise directed by the Agent on behalf of the Lenders,

                           (x) the Agent on behalf of the Lenders shall make
                  deposits, or cause deposits to be made, of such Rents, Money and Proceeds to the Collection Account, as required by this Agreement, and the Borrower shall cooperate (and shall cause the Manager to cooperate) with the Agent on behalf of the Lenders in the making of such deposits or causing such deposits to be made,

                           (y) Borrower shall not have any right to direct any
                  withdrawals from the Collection Account or the Capital Expenditure Reserve Account, or to make any withdrawals therefrom without the prior written consent of the Agent on behalf of the Lenders, and

                           (z) Proceeds on deposit in the Collection Account and
                  the Capital Expenditure Reserve Account may be applied by the Collateral Agent on behalf of the Lenders for the payment of the Indebtedness pursuant to SECTION 2.8 of this Agreement.

                 (b) DISTRIBUTION OF CASH. So long as no Event of Default has occurred and is continuing, on each Payment Date, the Collateral Agent shall withdraw the funds on deposit in the Collection Account on such Payment Date, and shall apply such funds, in each case to the extent of the amounts available in the Collection Account as described above and set forth in the related Payment Date Statement delivered by Borrower, as follows:

                 FIRST, to the payment to the Agent of the interest then due and payable on the Note with respect to the related Interest Accrual Period;

                 SECOND, to the payment to the Agent of the Principal Indebtedness in an amount equal to any amount to which the Agent is entitled pursuant to SECTION 2.7(b) of this Agreement;

                 THIRD, to the payment to the Collateral Agent of the fees of the Collateral Agent then due and payable; and

                 FOURTH, to the payment of any indemnification to which an Indemnified Party is entitled pursuant to SECTIONS 5.1(I) and 5.1(J);

                 FIFTH, to the extent any funds remain in the Collection Account after payment of the amounts described in CLAUSES FIRST through FOURTH above, to the Borrower.

                 (c) PERMITTED INVESTMENTS. Borrower shall direct Collateral Agent in writing to invest and reinvest any balance in the Collection Account, from time to time in Permitted Investments; PROVIDED, however, that (i) the maturity of the Permitted Investments on deposit therein shall be at the discretion of Borrower, but in any event no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn therefrom pursuant to SECTION 2.12(a) or (b) of this Agreement, (ii) after Collateral Agent has received written notice from the Agent that an Event of Default has occurred and is continuing, Borrower shall not have any right to direct investment of the balance in the Collection Account, (iii) all such Permitted Investments shall be held in the name of Collateral Agent on behalf of the Lenders and (iv) if no written investment direction is provided to the Collateral Agent by Borrower, the Collateral Agent shall invest any balance in the Collection Account in an investment of the type described in CLAUSE (viii) of the definition of Permitted Investments. Borrower shall cause all income or other gain from investments of Money held in the Collection Account to be deposited in such account immediately upon receipt and any loss resulting from such investments shall be charged to such account. The Agent, the Lenders and Collateral Agent shall have no liability for any loss in investments of funds in the Collection Account that are invested in Permitted Investments (unless, in the case of Collateral Agent, invested contrary to the Agent's or Borrower's written direction) and no such loss shall affect Borrower's obligation to fund, or liability for funding, the Collection Account. Borrower shall include all earnings on the Collection Account as income of Borrower for federal and applicable state tax purposes.

                 (d) MONTHLY AND PAYMENT DATE STATEMENTS. With respect to each Collection Period, the Collateral Agent shall prepare and deliver, or shall cause to be prepared and delivered, to the Agent a statement (each, a "MONTHLY STATEMENT") no later than five (5) Business Days after the end of such Collection Period setting forth the aggregate deposits to and withdrawals from the Collection Account and the Capital Expenditure Reserve Account and the opening and closing balances in such accounts. With respect to each Payment Date and the related Collection Period and Interest Accrual Period, Borrower shall prepare and deliver, or shall cause to be prepared and delivered to Collateral Agent and the Agent, a statement (each, a "PAYMENT DATE STATEMENT") no later than the second Business Day prior to such Payment Date with respect to each of the items below, setting forth the following:

                 (i) the aggregate deposits to the Collection Account during the related Collection Period and the opening and closing balances in the Collection Account;

                 (ii) the amount of interest then due and payable on the Note with respect to the Interest Accrual Period (including the applicable number of days and interest rate which were applied in determining such amount);

                 (iii) the amount of any fees and expenses of Collateral Agent pursuant to the Fee Letter and any indemnification to which an Indemnified Party is entitled under this Agreement;

                 (iv) the following information with respect to the Principal Indebtedness in a format acceptable to the Agent: (1) the Principal Indebtedness as of the preceding Payment Date, (2) any principal paid to the Lenders since the prior Payment Date, (3) the principal payable to the Lenders pursuant to SECTION 2.12(b) on such Payment Date, and
         (4) the Principal Indebtedness on the current Payment Date (taking into account such payments); and

                 (v) the amount, if any, payable to Borrower pursuant to SECTION 2.12(b).

In addition, no later than the twentieth (20th) day of each calendar month (the "ACTIVITY STATEMENT DATE"), commencing in the first full calendar month after the Closing Date, Borrower shall prepare and deliver, or shall cause to be prepared and delivered to the Collateral Agent and the Agent, a statement (each, an "ACTIVITY STATEMENT") in hard copy and on diskette and/or a copy through electronic mail with respect to the Collection Period and Interest Accrual Period for the Payment Date immediately preceding such Activity Statement Date setting forth the following: (x) a cash flow report in a format reasonably acceptable to the Agent describing with respect to the Mortgaged Property, the related Gross Revenue, property expenses, Capital Improvement Costs and net operating income; and (y) a summary report of new Leases, Lease renewals or extensions or cancellations and Lease modifications and similar proposals with respect to the Mortgaged Property.

                 (e) LOSS PROCEEDS. In the event of a casualty or Taking with respect to the Mortgaged Property, unless pursuant to SECTION 5.1(X) or 5.1(Y) the Loss Proceeds are to be made available to Borrower for restoration or to the tenants, all of Borrower's interest in Loss Proceeds shall be paid directly to the Collection Account to satisfy the requirements of SECTION 2.7(b). If the Loss Proceeds are to be made available for restoration pursuant to SECTION 5.1(X) or 5.1(Y) or to the tenants, such Loss Proceeds shall be held by Collateral Agent in a segregated interest-bearing escrow account in the name of Collateral Agent on behalf of the Lenders to be opened by the Collateral Agent within three (3) Business Days after the Collateral Agent first receives written notice of the necessity therefor from the Agent, to be withdrawn by Collateral Agent for delivery to Borrower or to the tenants from time to time to pay restoration costs pursuant to a schedule reasonably acceptable to the Agent and Borrower. If any Loss Proceeds are received by Borrower, such Loss Proceeds shall be received in trust for the Lenders, shall be segregated from other funds of Borrower, and shall be forthwith paid to Collateral Agent to the extent necessary to comply with this Agreement.

                 (f) COLLATERAL AGENT'S RELIANCE. Collateral Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. Collateral Agent may rely on written notice from the Agent as to the occurrence and continuance of an Event of Default, without further written notice by the Lenders to the contrary.

                 Section 2.13. BASIC CARRYING COSTS ACCOUNT.

                 (a) BASIC CARRYING COSTS ACCOUNT. Not later than the Closing Date, the Borrower shall establish and maintain with the Collateral Agent an account which shall be an Eligible Account and shall be designated the Basic Carrying Costs Account (the "BASIC CARRYING COSTS ACCOUNT") for the benefit of the Lenders until the Loan is paid in full. On each Payment Date, if the Agent shall not have notified the Borrower that an Event of Default occurred and is continuing, the Borrower shall deposit in the Expense Account, an amount equal to the product of (x) 0.0833, and (y) the annual amount set forth in the Operating Budget approved by Agent for Basic Carrying Costs. Any and all Moneys remitted to the Basic Carrying Costs Account together with any Permitted Investments in which such Moneys are or will be invested or reinvested during the terms of this Agreement, shall be held in the Basic Carrying Costs Account and shall be withdrawn by the Collateral Agent within three (3) Business Days of written request of the Borrower delivered to Agent and Collateral Agent together with documentation and other evidence (including invoices) with respect to the use of such funds, to pay or reimburse the Borrower for Basic Carrying Costs. In the event the Borrower satisfies the outstanding Indebtedness in full, the Lenders and the Collateral Agent (upon receipt of written notice thereof from the Agent) shall release any and all amounts on deposit in the Basic Carrying Costs Account to the Borrower on the Business Day on which the Borrower repays the outstanding Indebtedness in full. The Collateral Agent shall not be responsible for confirmation of the application of funds withdrawn from the Basic Carrying Costs Account to the applicable purposes set forth above.

                 (b) INVESTMENT OF FUNDS. All or a portion of any Moneys in the Basic Carrying Costs Account shall be invested and reinvested, so long as Collateral Agent has not received written notice from the Agent that an Event of Default has occurred and is continuing, by Collateral Agent in accordance with written instructions delivered by Borrower, or after Collateral Agent has received written notice from Agent that an Event of Default has occurred and is continuing, by Agent, in one or more Permitted Investments. So long as Collateral Agent has not received written notice from the Agent that an Event of Default has occurred and is continuing, all such Permitted Investments shall be made in the name of Borrower, and after Collateral Agent has received written notice from Agent that an Event of Default has occurred and is continuing, all such Permitted Investments shall be made in the name of the Agent on behalf of the Lenders or as otherwise directed by the Agent. Borrower or the Agent, as applicable, shall cause all income or other gain from investments of Money held in the Basic Carrying Costs Account to be deposited in the Basic Carrying Costs Account immediately upon receipt and any loss resulting from such investments shall be charged to the Basic Carrying Costs Account. Unless and until title to the funds therein shall have vested in any Person other than Borrower, Borrower shall include all such income or gain on the Basic Carrying Costs Account as income of Borrower for federal and applicable state tax purposes.

                 (c) EVENT OF DEFAULT. After Collateral Agent has received written notice from the Agent that an Event of Default has occurred and is continuing and for so long as such Event of Default is continuing, Borrower shall not be permitted to make any withdrawals from the Basic Carrying Costs Account and the Collateral Agent at the written direction of the Agent may liquidate any Permitted Investments of the amount on deposit in the Basic Carrying Costs Account, withdraw the proceeds of such liquidation and use such amount on deposit in the Basic Carrying Costs Account to make payments on account of the Loan in accordance with the priorities set forth in SECTION 2.8.

                 Section 2.14. SECURITY AGREEMENT.

                 (a) PLEDGE OF ACCOUNT. To secure the full and punctual payment and performance of all of the Indebtedness, Borrower hereby assigns, conveys, pledges and transfers to the Lenders, to be held by Collateral Agent on behalf of the Lenders as agent/bailee, and grant a first and continuing security interest in and to, the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the "ACCOUNT COLLATERAL"):

                 (i) all of Borrower's right, title and interest in the Collection Account and the Basic Carrying Costs Account and all Money and Permitted Investments, if any, from time to time deposited or held in the Collection Account and the Basic Carrying Costs Account;

                 (ii) all of Borrower's right, title and interest in interest, dividends, Money, Instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any of the foregoing until such time as such items are disbursed from the Collection Account and the Basic Carrying Costs Account; and

                 (iii) to the extent not covered by CLAUSE (i) or (ii) above, all Borrower's right, title and interest in Proceeds of any or all of the foregoing.

                 (b) COVENANTS. So long as any portion of the Indebtedness is outstanding and an Event of Default has occurred and is continuing, Borrower shall not open (or permit the Manager to open) any account other than the Collection Account for the deposit of Rents or Money received from Accounts or under Leases and derived from the Mortgaged Property and all Proceeds to pay amounts owing hereunder, other than any account for amounts required by law to be segregated by Borrower. The Account Collateral shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking authority or Governmental Authority, as may now or hereafter be in effect, and to the rules, regulations and procedures of Collateral Agent relating to demand deposit accounts from time to time in effect.

                 (c) FINANCING STATEMENTS; FURTHER ASSURANCES. On the Closing Date, Borrower shall execute and deliver to the initial Lender for filing a financing statement or statements in connection with the Account Collateral in the form required to properly perfect Collateral Agent's security interest on behalf of the Lenders in the Account Collateral to the extent that it may be perfected by such a filing. From time to time, at the expense of Borrower, Borrower shall promptly execute and deliver all further instruments, and take all further action, that the Agent may reasonably request, in order to perfect and protect the pledge and security interest granted or purported to be granted hereby, or to enable Collateral Agent to exercise and enforce Collateral Agent's rights and remedies hereunder with respect to, any Account Collateral. Collateral Agent shall not be responsible for the determination of the financing statements and other instruments necessary to perfect such security interest or for the filing of such financing statements and other instruments at the locations necessary to perfect such security interest and shall rely on an opinion of counsel to the Borrower as to the perfection of such security interest.

                 (d) TRANSFERS AND OTHER LIENS. Borrower shall not sell or otherwise dispose of any of the Account Collateral other than pursuant to the terms hereof, or create or permit to exist any Lien upon or with respect to all or any of the Account Collateral, except for the Lien granted to Collateral Agent under this Agreement.

                 (e) NO WAIVER. Every right and remedy granted to Collateral Agent and/or the Lenders under this Agreement or by law may be exercised by Collateral Agent at any time and from time to time, and as often as Collateral Agent and/or the Lenders may deem expedient. Any and all of Collateral Agent's and/or the Lenders' rights with respect to the pledge of and security interest in the Account Collateral granted hereunder shall continue unimpaired, and Borrower shall be and remain obligated in accordance with the terms hereof, notwithstanding (i) any proceeding of the Borrower under the United States Bankruptcy Code or any bankruptcy, insolvency or reorganization laws or statutes of any state, (ii) the release or substitution of Account Collateral at any time, or of any rights or interests therein or (iii) any delay, extension of time, renewal, compromise or other indulgence granted by Collateral Agent in the event of any Default with respect to the Account Collateral or otherwise hereunder. No delay or extension of time by Collateral Agent in exercising any power of sale, option or other right or remedy hereunder, and no notice or demand which may be given to or made upon Borrower by Collateral Agent, shall constitute a waiver thereof, or limit, impair or prejudice Collateral Agent's right, without notice or demand, to take any action against Borrower or to exercise any other power of sale, option or any other right or remedy.

                 (f) AGENT APPOINTED ATTORNEY-IN-FACT. Borrower hereby irrevocably constitutes and appoints Agent as its true and lawful attorneys-in-fact, with full power of substitution, at any time after the occurrence and during the continuation of an Event of Default, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower with respect to the Account Collateral, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower with respect to the Account Collateral, which Borrower could or might do in the absence of an Event of Default or which the Agent may deem reasonably necessary or desirable to more fully vest in Agent the rights and remedies provided for herein with respect to the Account Collateral and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest.

                 (g) CONTINUING SECURITY INTEREST; TERMINATION. This SECTION
2.14 shall create a continuing pledge of and security interest in the Account Collateral and shall remain in full force and effect until payment in full by Borrower of the Indebtedness. Upon payment in full by Borrower of the Indebtedness, Borrower shall be entitled to the return, upon its request and at its expense, of such of the Account Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof, and, upon written notification by the Agent to Collateral Agent that the Indebtedness has been paid in full, Collateral Agent shall release any funds then held by it in accounts established by Borrower with Collateral Agent pursuant to this Agreement and shall execute such instruments and documents as may be reasonably requested by Borrower to evidence such termination and the release of the pledge and lien hereof; PROVIDED, HOWEVER, that Borrower shall simultaneously pay on demand upon presentation of invoices all of Collateral Agent's expenses in connection therewith (including reasonable attorneys' fees and disbursements).

                 (h) RIGHT OF SET-OFF. Collateral Agent waives any and all rights it may have at law or otherwise to set off or make any claim against the Account Collateral, except, with respect to any checks returned for insufficient funds, the payment of Collateral Agent's fees and expenses (including reasonable attorney fees and disbursements), and for the maintenance of the Account Collateral.

                 Section 2.15. MORTGAGE RECORDING TAXES. The Lien to be created by the Mortgage is intended to encumber the Mortgaged Property described therein to the full extent of the Loan Amount. On the Closing Date, Borrower shall pay all state, county and municipal recording and all other taxes imposed and required to be paid upon the execution and recordation of the Mortgage.

                 Section 2.16. GENERAL COLLATERAL AGENT PROVISIONS.

                 (a) APPOINTMENT. The Lenders hereby designate and appoint LaSalle National Bank as Collateral Agent of each of the Lenders under this Agreement, and authorize LaSalle National Bank, as Collateral Agent for Lenders, to take such action on their behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Collateral Agent.

                 (b) COLLATERAL AGENT'S RIGHT TO PERFORM. If an Event of Default shall have occurred and be continuing, Collateral Agent may, but shall have no obligation to, itself perform, or cause performance of, such covenant or obligation giving rise to such Event of Default after giving Borrower at least five (5) Business Days prior written notice of such intent, and the reasonable fees and expenses of Collateral Agent incurred in connection therewith shall be payable by Borrower to Collateral Agent upon demand. Notwithstanding the foregoing, Collateral Agent shall have no obligation to send notice to Borrower of any such failure unless directed to do so by Agent in writing, except that Collateral Agent shall not have the right set forth in this SECTION 2.16(b) to perform unless such notice has been sent.

                 (c) STANDARD OF CARE. Beyond the observance of Accepted Practices and the exercise of reasonable care in the custody or disbursement thereof, Collateral Agent shall not have any duty as to any Account Collateral or any income thereon in its possession or control or in the possession or control of any agents for, or of Collateral Agent, or the preservation of rights against any Person or otherwise with respect thereto. Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Account Collateral in its possession if the Account Collateral is accorded treatment in accordance with the Accepted Practices.

                 (d) EXCULPATORY PROVISIONS. Neither Collateral Agent nor any of its officers, directors, employees, agents, attorneys, attorneys-in-fact or Affiliates shall be responsible in any manner to the Lenders for any recitals, statements, representations or warranties made by Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by Collateral Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Note or any other Loan Document or for any failure of Borrower to perform their obligations hereunder or thereunder. Collateral Agent shall not be under any obligation to the Lenders to ascertain or to inquire as to the agreements contained in, or conditions of, this Loan Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower. Collateral Agent shall not be required to take any discretionary actions hereunder except at the written direction of Borrower or the Agent, it being understood and agreed that Collateral Agent's duties hereunder shall be wholly ministerial in nature and that the Collateral Agent shall not be responsible for calculating any financial ratios or generating any reports for the Lenders or the Borrower. In connection with any discretionary action which Borrower is permitted hereunder to direct Collateral Agent to take, if Collateral Agent shall follow the Agent's directions and not Borrower's directions, it shall have no liability to Borrower (or to any other Person) for following any such directions of the Agent and for not following such directions of Borrower (if expressly permitted herein). Collateral Agent shall not be under any obligation or duty to perform any act which, in Collateral Agent's sole reasonable judgment, could involve it in expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies, unless the Agent or Borrower, as the case may be, shall have offered to Collateral Agent reasonable security or indemnity against such expense, liability, suit or advance.

                 (e) INDEMNIFICATION. Borrower shall indemnify and hold Collateral Agent, and its agents, attorneys, employees and officers harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Collateral Agent in connection with the transactions contemplated hereby, excluding any loss, cost or damage (including, without limitation, reasonable attorneys' fees and disbursements) arising as a result of Collateral Agent's failure to adopt and follow Accepted Practices, bad faith, willful misconduct or violation of applicable law. The indemnification set forth in this paragraph shall survive the satisfaction and payment of the Indebtedness and the termination of this Agreement.

                 (f) COLLATERAL AGENT'S RELIANCE. Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel and other experts selected by Collateral Agent. Collateral Agent may deem and treat the payee of the Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with Collateral Agent. Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of Lender as it deems appropriate or it shall first be indemnified to its satisfaction by Lender against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Provided that the Collateral Agent acts in accordance with Accepted Practices, Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon Lenders and all future holders of the Note. All requests to the Collateral Agent for wire transfers of funds, for transfers between accounts established pursuant to this Agreement or any other transfer not specifically described in this Agreement shall be in writing.

                 (g) NOTICE OF DEFAULT. Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless Collateral Agent has received written notice from the Agent referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." Collateral Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Agent, including any action under this Agreement.

                 (h) NONRELIANCE ON COLLATERAL AGENT. Neither Collateral Agent nor any of its officers, directors, employees, agents, attorneys, attorneys-in-fact or Affiliates has made any representations or warranties to the Lenders and no act by Collateral Agent hereinafter taken (including any review of the affairs of Borrower) shall be deemed to constitute any representation or warranty by Collateral Agent to the Lenders. Except for notices, reports and other documents expressly required to be furnished to the Agent by Collateral Agent hereunder, Collateral Agent shall not have any duty or responsibility to provide the Lenders with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Borrower which may come into the possession of Collateral Agent or any of its officers, directors, employees, agents, attorneys, attorneys-in-fact or Affiliates.

                 (i) REMOVAL AND RESIGNATION. Collateral Agent shall have the right to resign as collateral agent hereunder and Agent shall have the right to remove Collateral Agent as collateral agent hereunder, in each case upon thirty
(30) days' written notice to the other parties to this Agreement. In the event of such resignation or removal, the Agent shall appoint a successor Collateral Agent with the consent of Borrower (such consent not to be unreasonably withheld or delayed). No such removal of or resignation by Collateral Agent shall become effective until a successor Collateral Agent shall have accepted such appointment and executed an instrument by which it shall have assumed all of the rights and obligations of Collateral Agent hereunder. If no such successor Collateral Agent is appointed within sixty (60) days (or, if fees payable under the Fee Letter have not been paid, thirty (30) days) after receipt of the resigning Collateral Agent's notice of resignation or removal, the resigning Collateral Agent may petition a court for the appointment of a successor Collateral Agent. In connection with any removal of or resignation by

Collateral Agent, (A) the removed or resigning Collateral Agent shall (at the sole cost and expense of the Borrower in the case of a removal of the Collateral Agent without cause) (1) duly assign, transfer and deliver to the successor Collateral Agent this Agreement and all Money and Permitted Investments held by it hereunder, (2) execute such financing statements and other instruments as may be necessary to assign to the successor Collateral Agent the security interests existing in favor of the retiring Collateral Agent hereunder, and to otherwise give effect to such succession and (3) take such other actions as may be reasonably required by Borrower, the Agent or the successor Collateral Agent in connection with the foregoing and (B) the successor Collateral Agent shall establish in its name, as agent for the Lenders, as secured party, the Collection Account and Reserve Account as Borrower is required to maintain pursuant to the terms of this Agreement.

                 (j) INDIVIDUAL CAPACITY. Collateral Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Borrower or any Affiliate, as though Collateral Agent were not Collateral Agent hereunder, or under the other Loan Documents.

                 Section 2.17. EXTENSION OPTION. (a) Borrower shall have the option (the "EXTENSION OPTION"), to extend the Maturity Date of the Note from the Payment Date in April, 2001 (the "ORIGINAL MATURITY DATE"), to the Payment Date in April, 2002 (the "EXTENDED MATURITY DATE"), upon satisfaction of each of the following conditions (the "EXTENSION CONDITIONS"):

                 (i) Borrower shall have given written notice (an "EXTENSION NOTICE") to the Agent and Collateral Agent not less than sixty (60) days prior to the Original Maturity Date of its election to exercise the Extension Option;

                 (ii) no Default or Event of Default shall have occurred and be continuing on the Original Maturity Date;

                 (iii) Borrower shall have paid to the Agent for the benefit of the Lenders on the Original Maturity Date a fee (an "EXTENSION FEE") equal to the product of 0.50% and the Principal Indebtedness; and

                 (iv) Borrower shall have delivered to the Agent such evidence of corporate and limited liability company authorization and other documents relating to the Extension Option as the Agent shall reasonably require.

                 (b) Borrower may revoke any Extension Notice by written notice (or telephonic notice promptly confirmed in writing) to the Agent on behalf of the Lenders and to the Collateral Agent on or prior to the fifteenth (15th) Business Day prior to the Original Maturity Date; PROVIDED, HOWEVER, that Borrower shall pay the reasonable costs incurred by the Agent and Collateral Agent in connection with the giving of any Extension Notice and its revocation. If the term of the Loan is extended pursuant to the provisions of this SECTION 2.17, then all the terms and conditions of the Loan Documents shall remain in full force and effect and unmodified, except that the Maturity Date shall be the Extended Maturity Date.


                                  ARTICLE III

                              CONDITIONS PRECEDENT

                 Section 3.1. CONDITIONS PRECEDENT TO EFFECTIVENESS. This Agreement shall become effective on the date that all of the following conditions shall have been satisfied (or waived in accordance with SECTION 8.4) (the "CLOSING DATE"), it being understood and agreed that the funding of the Loan on the Closing Date shall be deemed evidence that all such conditions have been satisfied or waived by the Agent as of the Closing Date:

                 (A) LOAN AGREEMENT. Borrower shall have executed and delivered this Agreement to the Agent.

                 (B) NOTE. Borrower shall have executed and delivered to Agent the Note.

                 (C) MORTGAGE; ASSIGNMENT OF LEASES AND RENTS. Borrower shall have executed and delivered to Agent the duly executed (i) Mortgage and (ii) Assignment of Leases and Rents in recordable form with respect to the Mortgaged Property and such Mortgage and Assignment of Leases and Rents shall have been irrevocably delivered to the title insurance company issuing the Title Insurance Policy for recordation.

                 (D) PLEDGE AGREEMENT; ENVIRONMENTAL INDEMNITY AGREEMENT; GUARANTY OF NONRECOURSE OBLIGATIONS; GUARANTY OF PAYMENT. The member of the Borrower shall have executed and delivered the Pledge Agreement to the Agent. Borrower and Guarantor shall have executed and delivered the Environmental Indemnity Agreement to the Agent. Guarantor shall have executed and delivered to Agent the Guaranty of Nonrecourse Obligations and the Guaranty of Payment.

                 (E) MANAGEMENT AGREEMENT AND MANAGEMENT SUBORDINATION. Agent shall have received the executed Management Agreement. The Manager shall have executed and delivered the Management Subordination to Agent.

                 (F) CONTRACT ASSIGNMENT. Borrower shall have executed and delivered to the Agent a Contract Assignment with respect to the Mortgaged Property.

                 (G) OPINIONS OF COUNSEL. Agent and the Collateral Agent shall have received from (i) counsel to Borrower and the Guarantor, the legal opinions, substantially in the form attached hereto as EXHIBIT F-1 AND F-2, with respect to limited liability company and limited partnership matters, taxation of the Borrower for federal income tax purposes, the enforceability of this Agreement, the Mortgage and the other Loan Documents, perfection of security interests in personal property and various other matters as set forth on EXHIBIT F-1 and (ii) counsel to Borrower, the legal opinion, substantially in the form attached hereto as EXHIBIT F-2, with respect to the nonconsolidation under applicable bankruptcy laws of Borrower and the Guarantor. Such legal opinions will be addressed to Agent and Collateral Agent, dated the Closing Date, and in form and substance satisfactory to Agent and Collateral Agent and their respective counsel.

                 (H) ORGANIZATIONAL DOCUMENTS. Agent shall have received with respect to each of Borrower and the Guarantor its certificate of formation, certificate of incorporation or certificate of limited partnership, as the case may be, each as amended, modified or supplemented to the Closing Date, as filed with the Secretary of State in the jurisdiction of organization and in effect on the Closing Date and certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than ten (10) days prior to the Closing Date, together with a good standing certificate from such Secretary of State and a good standing certificate from the Secretaries of State (or the equivalent thereof) of each other State in which such Person is required to be qualified to transact business.

                 (I) CERTIFIED RESOLUTIONS, ETC. Agent shall have received a certificate of the member of Borrower and the Guarantor dated the Closing Date, certifying (i) the names and true signatures of its incumbent officers authorized to sign the Loan Documents to which Borrower or the Guarantor is each a party, (ii) the Organization Agreement of Borrower and true and correct copies of the operating agreements, by-laws, partnership agreements or other applicable organizational documents of the Guarantor, in each case as in effect on the Closing Date, (iii) the resolutions of Borrower and the Guarantor, as applicable, approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, and (iv) with respect to Borrower, that there have been no changes in the Organization Agreement since the date of execution thereof.

                 (J) FINANCING STATEMENTS. Borrower shall have executed and delivered to Agent all financing statements specified on EXHIBIT H attached hereto and such financing statements shall be filed of record in the appropriate filing offices in each of the appropriate jurisdictions or irrevocably delivered to a title agent for such filing.

                 (K) LIEN SEARCH REPORTS. Agent shall have received satisfactory reports of UCC (collectively, the "UCC SEARCHES"), tax lien, judgment and litigation searches conducted by a search firm acceptable to the Agent with respect to the Mortgaged Property, Borrower, Guarantor and the member of the Borrower, such searches to be conducted in each of the locations set forth on
EXHIBIT I attached hereto.

                 (L) INSURANCE. Agent shall have received certificates of insurance demonstrating insurance coverage in respect of the Mortgaged Property of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in this Agreement. Such certificates shall indicate that the Agent for the benefit of the Lenders are named additional insureds as their interests may appear and shall contain a loss payee endorsement in favor of Agent with respect to the property policies required to be maintained under this Agreement.

                 (M) TITLE INSURANCE POLICY. Agent shall have received a marked paid irrevocable commitment or the equivalent (in form and substance reasonably satisfactory to Agent) from the Title Companies to issue the Title Insurance Policy in respect of the Mortgaged Property in the Loan Amount, subject only to Permitted Encumbrances.

                 (N) ENVIRONMENTAL MATTERS. Agent shall have received an Environmental Report with respect to the Mortgaged Property prepared by the Environmental Auditor, which Environmental Report shall be acceptable to Agent in its sole discretion.

                 (O) CASUALTY MATTERS. The Improvements and the Equipment shall not have been materially injured or damaged by fire or other casualty.

                 (P) CONSENTS, LICENSES, APPROVALS, ETC. Agent shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower and the validity and enforceability, of the Loan Documents, and all consents, licenses and approvals required in connection with the Mortgaged Property and such consents, licenses and approvals shall be in full force and effect.

                 (Q) SURVEY. Agent shall have received the Survey with respect to the Mortgaged Property which shall be in form and substance satisfactory to Agent.

                 (R) ENGINEERING REPORT. Agent shall have received an Engineering Report with respect to the Mortgaged Property in form and substance acceptable to Agent in its sole discretion.

                 (S) CLOSING STATEMENT. Agent shall have received a detailed closing statement from Borrower in a form acceptable to Agent, which includes a complete description of sources and uses of funds.

                 (T) SITE INSPECTION. Agent shall have performed, or caused to be performed on its behalf, an on-site due diligence review of the Mortgaged Property satisfactory to Agent in its sole discretion.

                 (U) NO DEFAULT OR EVENT OF DEFAULT. No Default with respect to the payment of money or Event of Default shall have occurred and be continuing.

                 (V) NO INJUNCTION. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of Agent would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Loan or the consummation of the Transaction.

                 (W) REPRESENTATIONS AND WARRANTIES. The representations and warranties herein and in the other Loan Documents shall be true and correct in all material respects on the Closing Date.

                 (X) FINANCIAL INFORMATION. Agent shall have received acceptable financial information relating to the Mortgaged Property. Such information shall include the following, to the extent reasonably available and in the possession of or capable of delivery by Borrower:

                 (i) operating statements for the current year (including actual to date information, an annual budget and trailing twelve month data in hard copy) and for not less than the two preceding years (including tenant improvements costs, leasing commissions, capital reserves, major repairs, replacement items and occupancy rates in hard copy),

                 (ii) copies of Leases with respect to commercial tenants occupying the Mortgaged Property,

                 (iii) current property rent roll data on a tenant by tenant basis in hard copy (including name, square footage, lease term, expiration date, renewal options, base rent per square foot, additional rent clauses (including stops, offsets, and other special provisions), escalation clauses for increase in operating expense, maintenance, insurance, real estate taxes and utilities, assignment, sublet and cancellation provisions and purchase options),

                 (iv) current prospective property leasing information (including asking rent rates for available retail/office space, amount of current vacant commercial space out for signature and under negotiation, typical retail and office tenant improvement cost per square foot (new versus renewal) and leasing concessions (free rent), leasing commissions (new versus renewal),

                 (v) current real estate tax bills,

                 (vi) insurance certificates indicating the type and amount of coverage, and

                 (vii) the most recent annual consolidated financial statements and unaudited quarterly consolidated financial statements.

                 (Y) PRO-FORMA FINANCIAL STATEMENT. The Agent shall have received the initial pro forma financial statement for the Mortgaged Property for the following twelve months (including on an annual and monthly basis a break-down of projected Gross Revenues, Property Expenses, Capital Improvement Costs, and replacement reserve costs).

                 (Z) ADDITIONAL REAL ESTATE MATTERS. The Agent shall have received such other real estate related certificates and documentation relating to the Mortgaged Property as may have been reasonably requested by the Agent all of which shall be in form and substance acceptable to Agent. Such documentation shall include the following, to the extent reasonably available:

                 (i) certificates of occupancy issued by the appropriate local Governmental Authority of the jurisdiction in which the Mortgaged Property is located reflecting the use of the Mortgaged Property as of the Closing Date,

                 (ii) a zoning endorsement to the applicable Title Insurance Policy with respect to the Mortgaged Property,

                 (iii) abstracts of the Leases in effect at the Mortgaged Property,

                 (iv) tenant estoppel certificates from the tenants at the Mortgaged Property,

                 (v) certification by Borrower satisfactory to initial Lender that the Mortgaged Property is served by adequate utilities (including but not limited to electricity, heat and hot water),

                 (vi) copies of major service contracts, and

                 (vii) graphics (including interior and exterior photographs, rental brochures and a competitive properties map).

                 (AA) TRANSACTION COSTS. Borrower shall have paid all Transaction Costs for which bills have been submitted in accordance with the provisions of SECTION 8.23.

                 (BB) ADDITIONAL MATTERS. The Agent shall have received such other certificates, opinions, documents and instruments relating to the Loan as may have been reasonably requested by the Agent. All corporate and other organizational proceedings, all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Loan shall be reasonably satisfactory in form and substance to the Agent.

                 Section 3.2. FORM OF LOAN DOCUMENTS AND RELATED MATTERS. All of the Loan Documents, whether or not referred to in this ARTICLE III, unless otherwise specified, shall be delivered to the

Agent, and shall be satisfactory
in form and substance to the Agent in its sole discretion (unless the form thereof is prescribed herein).


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                 Section 4.1. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as of the Closing Date:

                 (A) ORGANIZATION. Borrower (i) is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware, (ii) has the requisite limited liability company power and authority to own its properties (including, without limitation, the Mortgaged Property) and to carry on its business as now being conducted and is qualified to do business in the jurisdiction in which the Mortgaged Property is located, and (iii) has the requisite limited liability company power to execute and deliver, and perform its obligations under, this Agreement, the Note, the Mortgage, the Assignment of Leases and Rents and all of the other Loan Documents to which it is a party.

                 (B) AUTHORIZATION; NO CONFLICT; CONSENTS AND APPROVALS. The execution and delivery by the Borrower of this Agreement, the Note, the Mortgage, the Assignment of Leases and Rents and each of the other Loan Documents to which it is a party, performance of its obligations hereunder and thereunder and the creation of the security interests and liens provided for in this Agreement and the other Loan Documents to which it is a party (i) have been duly authorized by all requisite limited liability company action, (ii) will not violate any provision of any Legal Requirements, any order of any court or other Governmental Authority, the Organization Agreement or other comparable organizational document of the Borrower or any indenture or material agreement or other instrument to which the Borrower is a party or by which the Borrower is bound, and (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of the Borrower pursuant to, any such indenture or material agreement or instrument. Other than those previously obtained or filed, Borrower is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of this Agreement, the Note, the Mortgage or the other Loan Documents executed and delivered by it on or prior to the Closing Date.

                 (C) ENFORCEABILITY. This Agreement, the Note, the Mortgage and each other Loan Document executed by the Borrower in connection with the Loan (including, without limitation, any Collateral Security Instrument), is the legal, valid and binding obligation of the

Borrower, enforceable against the Borrower in accordance with its terms, subject to bankruptcy, insolvency, and other limitations on creditors' rights generally and to equitable principles. This Agreement, the Note, the Mortgage and such other Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by the Borrower (including the defense of usury), nor will the operation of any of the terms of this Agreement, the Note, the Mortgage and such other Loan Documents, or the exercise of any right thereunder, render the Mortgage unenforceable against the Borrower, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense by the Borrower, including the defense of usury, and no right of rescission, set-off, counterclaim or defense with respect thereto has been asserted.

                 (D) LITIGATION. To the Actual Knowledge of Borrower, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and served or threatened against the Borrower or the Mortgaged Property, which actions, suits or proceedings, if determined adversely, are reasonably likely to result in a Material Adverse Effect.

                 (E) AGREEMENTS. Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which such Person or the Mortgaged Property is bound which is reasonably likely to have a Material Adverse Effect. Borrower is not a party to any agreement or instrument or subject to any restriction which is reasonably likely to have a Material Adverse Effect.

                 (F) TITLE TO THE MORTGAGED PROPERTY. Borrower owns good, marketable and insurable fee simple title to the Mortgaged Property, free and clear of all Liens, other than the Permitted Encumbrances applicable to the Mortgaged Property. There are no outstanding options to purchase or rights of first refusal or restrictions on transferability affecting the Mortgaged Property.

                 (G) NO BANKRUPTCY FILING. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property. To the best knowledge of Borrower, no Person is contemplating the filing of any such petition against it.

                 (H) SOLVENCY. Giving effect to the transactions contemplated hereby, the fair saleable value of Borrower's assets, exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities (including, without limitation, subordinated, unliquidated, disputed and contingent liabilities). The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities (including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured). Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, Contingent Obligations and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

                 (I) OTHER DEBT. Except for the debt permitted under SECTION 6.1(C), Borrower has not borrowed or received other debt financing whether unsecured or secured by the Mortgaged Property or any part thereof.

                 (J) FULL AND ACCURATE DISCLOSURE. No statement of fact made by or on behalf of Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. To the Actual Knowledge of Borrower, there is no fact which has not been disclosed to the Agent which is likely to result in a Material Adverse Effect.

                 (K) FINANCIAL INFORMATION. All financial data concerning Borrower and Mortgaged Property that has been delivered by Borrower to the Agent is true, complete and correct in all material respects; provided, that the foregoing representation is made to the Actual Knowledge of Borrower with respect to any data provided to the Borrower by a third party (including, but not limited to, the seller) and subsequently delivered to the Agent. Since the delivery of such data, except as otherwise disclosed in writing to the Agent, there has been no change in the financial position of Borrower or, to the Actual Knowledge of Borrower, the Mortgaged Property, or in the results of operations of Borrower, which change is reasonably likely to result in a Material Adverse Effect. Borrower has not incurred any obligation or liability, contingent or otherwise, not reflected in such financial data which is reasonably likely to have a Material Adverse Effect upon its business operations or the Mortgaged Property.

                 (L) INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Borrower is not (i) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money in accordance with this Agreement.

                 (M) COMPLIANCE. To the Actual Knowledge of the Borrower, Borrower, the Mortgaged Property and Borrower's use thereof and operations thereat comply with all applicable Legal Requirements (including, without limitation, building and zoning ordinances and codes) and all applicable Insurance Requirements, except for noncompliance which is not reasonably likely to have a Material Adverse Effect. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority except for defaults or violations which are not reasonably likely to have a Material Adverse Effect.

                 (N) CONDEMNATION. No Taking has been commenced or, to Borrower's knowledge, is contemplated with respect to all or any portion of the Mortgaged Property or for the relocation of roadways providing access to the Mortgaged Property.

                 (O) USE OF PROCEEDS; MARGIN REGULATIONS. Borrower will use the proceeds of the Loan for the purposes described in SECTION 2.2. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements.

                 (P) UTILITIES AND PUBLIC ACCESS. To the Actual Knowledge of the Borrower, the Mortgaged Property has adequate rights of access to public ways and is served by water, electric, sewer, sanitary sewer and storm drain facilities, all public utilities necessary to the continued use and enjoyment of the Mortgaged Property as presently used and enjoyed are located in the public right-of-way abutting the premises, and all such utilities are connected so as to serve the Mortgaged Property without passing over other property except for land of the utility company providing such utility service. To the Actual Knowledge of the Borrower, all roads necessary for the full utilization of the Mortgaged Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities or are the subject of access easements for the benefit of the Mortgaged Property.

                 (Q) ENVIRONMENTAL COMPLIANCE. Except for matters set forth in the Environmental Reports delivered to the Agent in connection with the Loan (true, correct and complete copies of which have been provided to the Agent by Borrower):

                 (i) To the Actual Knowledge of the Borrower, Borrower and the Mortgaged Property are each in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession of all environmental, health and safety permits, licenses and other governmental authorizations required in connection with the ownership and operation of the Mortgaged Property under all Environmental Laws), except for noncompliance which is not reasonably likely to have a Material Adverse Effect.

                 (ii) There is no Environmental Claim pending or, to the Actual Knowledge of Borrower, threatened, and no penalties arising under Environmental Laws have been assessed with respect to the Mortgaged Property against the Borrower or, to the Actual Knowledge of Borrower, against any Person whose liability for any Environmental Claim the Borrower has or may have retained or assumed either contractually or by operation of law, and no investigation or review is pending or, to the Actual Knowledge of Borrower, threatened by any Governmental Authority, citizens group, employee or other Person with respect to the Mortgaged Property or any alleged failure by the Borrower or the Mortgaged

         Property to have any environmental, health or safety permit, license or other authorization required under, or to otherwise comply with, any Environmental Law or with respect to any alleged liability of Borrower for any Use or Release of any Hazardous Substances.

                 (iii) There are no present and, to the Actual Knowledge of the Borrower, have been no past Releases of any Hazardous Substance that are reasonably likely to form the basis of any Environmental Claim against the Borrower or against any Person whose liability for any Environmental Claim the Borrower has or may have retained or assumed either contractually or by operation of law.

                 (iv) Without limiting the generality of the foregoing, to the Actual Knowledge of the Borrower there is not present at, on, in or under the Mortgaged Property, PCB-containing equipment, asbestos or asbestos containing materials, underground storage tanks or surface impoundments for Hazardous Substances, lead in drinking water (except in concentrations that comply with all Environmental Laws), or lead-based paint.

                 (v) No liens are presently recorded with the appropriate land records under or pursuant to any Environmental Law with respect to the Mortgaged Property and no Governmental Authority has taken or is in the process of taking any action that could subject the Mortgaged Property to Liens under any Environmental Law.

                 (vi) There have been no environmental investigations, studies, audits, reviews or other analyses conducted by or that are in the possession of Borrower in relation to the Mortgaged Property which have not been made available to the Agent.

                 (R) SINGLE-PURPOSE ENTITY.

                 (i) Borrower at all times since its formation has been a duly formed and existing limited liability company and a Single-Purpose Entity. Borrower is duly qualified, if required, as a foreign limited liability company or limited partnership in the jurisdiction in which the Mortgaged Property is located.

                 (ii) Borrower at all times since its formation has complied with the provisions of its Organization Agreement and the laws of the State of Borrower's formation relating to limited liability companies.

                 (iii) All customary formalities regarding the limited liability company existence of Borrower have been observed at all times since the Organization Agreement was executed and delivered.

                 (iv) Borrower has at all times since it began maintaining such items accurately maintained its financial statements, accounting records and other documents separate from those of its members, Affiliates of its members and any other Person. Borrower has not at any time since its formation commingled its assets with those of its members, any Affiliates of its members, or any other Person. Borrower has at all times since establishing its own bank accounts accurately maintained its own bank accounts and separate books of account.

                 (v) Borrower has at all times since receiving funds paid its own liabilities from its own separate assets.

                 (vi) Borrower has at all times since its formation identified itself in all dealings with the public, under its own name and as a separate and distinct entity and has not at any time since its formation identified itself as being a division or a part of any other entity. Borrower has not at any time since its formation identified its member or partners or any Affiliates of its members or partners as being a division or part of the Borrower.

                 (vii) Borrower is as of the date hereof adequately capitalized in light of the nature of its business.

                 (viii) Borrower has not at any time since its formation assumed or guaranteed the liabilities of its member (or any predecessor corporation, partnership or limited liability company), any Affiliates of its member, or any other Persons, except for liabilities relating to the Mortgaged Property and except as permitted by or pursuant to this Agreement. Borrower has not at any time since its formation acquired obligations or securities of its member (or any predecessor corporation, partnership or limited liability company), or any Affiliates of its member. Borrower has not at any time since its formation made loans to its member (or any predecessor corporation, partnership or limited liability company), or any Affiliates of its member.

                 (ix) Borrower has not at any time since its formation entered into and was not a party to any transaction with its member (or any predecessor corporation, partnership or limited liability company) or any Affiliates of its member except in the ordinary course of business on terms which are no less favorable than would be obtained in a comparable arm's length transaction with an unrelated third party.

         (S) MORTGAGE AND OTHER LIENS. The Mortgage creates a valid and enforceable first priority Lien on the Mortgaged Property, as security for the repayment of the Indebtedness, subject only to the Permitted Encumbrances. Each Collateral Security Instrument establishes and creates a valid, subsisting and enforceable Lien on and a security interest in, or claim to, the Borrower's interest in the rights and property described therein. All property covered by any Collateral Security Instrument is subject to a UCC financing statement filed and/or recorded, as appropriate (or irrevocably delivered to an agent for such recordation or filing) in all places necessary to perfect a valid first priority Lien with respect to the rights and property that are the subject of such Collateral Security Instrument to the extent governed by the UCC.

         (T) ASSESSMENTS. There are no pending or, to the best knowledge of the Borrower, proposed special or other assessments for public improvements or otherwise affecting the Mortgaged Property, nor, to the best knowledge of the Borrower, are there any contemplated improvements to the Mortgaged Property that may result in such special or other assessments.

         (U) NO JOINT ASSESSMENT; SEPARATE LOTS. Borrower has not suffered, permitted or initiated the joint assessment of all or any portion of the Mortgaged Property (i) with any other real property constituting a separate tax lot, and (ii) with any portion of the Mortgaged Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Mortgaged Property as a single lien. The Mortgaged Property is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

         (V) NO PRIOR ASSIGNMENT. The Agent is the assignee of Borrower's interest under the applicable Leases pursuant to the Assignment of Rents and Leases. There are no prior assignments of the Leases or any portion of the Rent due and payable or to become due and payable which are presently outstanding.

         (W) PERMITS; CERTIFICATE OF OCCUPANCY. To the Actual Knowledge of Borrower, all Permits necessary to the use and operation of the Mortgaged Property have been obtained, the use being made of the Mortgaged Property is in conformity with the certificate of occupancy and/or Permits for the Mortgaged Property and any other restrictions, covenants or conditions affecting the Mortgaged Property, and the Mortgaged Property is zoned as a matter of right for its current use.

         (X) FLOOD ZONE. To the Actual Knowledge of Borrower, except as shown on the Survey, the Mortgaged Property is not located in a flood hazard area as defined by the Federal Insurance Administration.

         (Y) PHYSICAL CONDITION. To the Actual Knowledge of Borrower, the Mortgaged Property is free of structural defects and all building systems contained therein are in good working order subject to ordinary wear and tear.

         (Z) SECURITY DEPOSITS. To the Actual Knowledge of Borrower, Borrower is in compliance with all Legal Requirements relating to all security deposits with respect to the Mortgaged Property, except for noncompliance which is not reasonably likely to have a Material Adverse Effect.

         (AA) NO DEFAULTS. No Default or Event of Default exists under or with respect to any Loan Document.

         (BB) PRE-CLOSING DATE ACTIVITIES. Borrower has not conducted any business or other activity, other than in connection with the acquisition, management and ownership of the Mortgaged Property.

         (CC) NO ENCROACHMENTS. To the Actual Knowledge of the Borrower, except as shown on the Survey, (i) all of the Improvements lie wholly within the boundaries and building restriction lines of the Mortgaged Property, (ii) no improvements on adjoining properties encroach upon the Mortgaged Property, (iii) no easements or other encumbrances upon the Mortgaged Property encroach upon any of the Improvements, so as to affect the value or marketability of the Mortgaged Property except those which are insured against by title insurance; and (iv) all of the Improvements comply with all material requirements of any applicable zoning and subdivision laws and ordinances.

         (DD) PLANS AND WELFARE PLANS. The assets of Borrower are not treated as "plan assets" under U.S. Department of Labor regulations Section 2510.3-101 currently promulgated under ERISA. Each Plan, and, to the Actual Knowledge of Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, its terms and the applicable provisions of ERISA, the Code and any other federal or state law, and no event or condition has occurred and is continuing as to which the Borrower would be under an obligation to furnish a report to Agent under
SECTION 5.1(U)(i). Other than an application for a favorable determination letter with respect to a Plan, there are no pending issues or claims before the Internal Revenue Service, the United States Department of Labor or any court of competent jurisdiction related to any Plan or Welfare Plan. No event has occurred, and there exists no condition or set of circumstances, in connection with any Plan or Welfare Plan under which the Borrower or, to the best knowledge of Borrower, any ERISA Affiliate, directly or indirectly (through an indemnification agreement or otherwise), is reasonably likely to be subject to any material risk of liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code. No Welfare Plan provides or will provide benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to any current or former employee of the Borrower, or, to the best knowledge of Borrower, any ERISA Affiliate beyond his or her retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death or disability benefits that have been fully provided for by fully paid up insurance or (iii) severance benefits.

         (EE) LOCATION OF CHIEF EXECUTIVE OFFICES. The location of the Borrower's principal place of business and chief executive office is at the address set forth in the opening paragraph of this Agreement.

         (FF) NOT FOREIGN PERSON. Borrower is not a "foreign person" within the meaning of ss. 1445(f)(3) of the Code.

         (GG) LABOR MATTERS. Borrower is not a party to any collective bargaining agreements.

         (HH) MANAGEMENT AGREEMENT. The Management Agreement is in full force and effect. There is no default, breach or violation existing thereunder by any party thereto and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation by any party thereunder.

         (II) LEASES.

                 (i) The Mortgaged Property is not subject to any Leases other than the Leases described in the rent roll delivered to the Agent in connection with the making of the Loan. The location and size of each leased premises and the commencement and expiration date and the rent currently payable thereunder is in all material respects accurately set forth in such rent roll. To the Actual Knowledge of the Borrower, none of the Leases referred to in such rent roll has been assigned, modified, supplemented or amended in any way that would render inaccurate any material information contained in such rent roll. Except as set forth in such rent roll, no tenant under any Lease has any right or option to renew or extend the Lease. Except as set forth in such rent roll, there are no "free rent" or other rental concessions under the existing Leases effective during the term of this Agreement.

                 (ii) Except in connection with the Loan, the Borrower has not assigned, pledged or hypothecated its right, title or interest in, to or under the Leases of the Mortgaged Property or of the rentals thereunder. No tenant under any Lease has any right or option to cancel the Lease (other than pursuant to customary casualty and condemnation provisions). To the Actual Knowledge of the Borrower, all of the construction and other obligations to be performed by the landlord under the Leases have been satisfied, and any and all required payments to be made by the landlord under the Leases for tenant improvements have been made. No rent under the Leases has been paid more than one month in advance. No actions, whether voluntary or involuntary, are pending against any tenant under a Lease at the Mortgaged Property under the bankruptcy or insolvency laws of the United States or any state or territory of the United States. The current Leases are in full force and effect and there are no defaults thereunder by either party and no conditions which with the passage of time and/or notice would constitute defaults thereunder, and there are no existing defenses, offsets or counterclaims held by any tenant of the Mortgaged Property against the enforcement of such Leases by Borrower.

                 Section 4.2. SURVIVAL OF REPRESENTATIONS. Borrower agrees that
(i) all of the representations and warranties set forth in SECTION 4.1 and elsewhere in this Agreement and in the other Loan Documents delivered on the Closing Date are made as of the Closing Date and (ii) all such representations and warranties made by Borrower shall survive the delivery of the Note and making of the Loan and continue for so long as any amount remains owing to the Lenders under this Agreement, the Note or any of the other Loan Documents; PROVIDED, however, that the representations set forth in SECTION 4.1(Q) shall survive repayment of the Loan. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by the Lenders and the Collateral Agent.

                                  ARTICLE FIVE

                              AFFIRMATIVE COVENANTS

                 Section 5.1. AFFIRMATIVE COVENANTS. Borrower covenants and agrees that, from the date hereof and until payment in full of the Indebtedness:

                 (A) EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS; INSURANCE. Borrower shall do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its existence as a limited liability company, all rights, licenses, Permits and franchises necessary for the conduct of its business and to comply with all Legal Requirements and Insurance Requirements applicable to it and the Mortgaged Property. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property necessary for the continued conduct of its business and keep the Mortgaged Property in good repair, working order and condition, except for reasonable wear and use, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgage. Borrower shall keep or shall cause the Manager to keep the Mortgaged Property insured at all times, by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement.

                 (B) BASIC CARRYING COST AND OTHER CLAIMS. Borrower shall pay and discharge or cause Manager to pay and discharge all Impositions, as well as all lawful claims for labor, materials and supplies or otherwise, which could become a Lien, all as more fully provided in, and subject to any rights to contest contained in, the Mortgage. Borrower shall pay all Basic Carrying Costs with respect to itself and the Mortgaged Property in accordance with the provisions of the Mortgage, subject, however, to rights to contest payment of Impositions in accordance with the Mortgage. The obligation to pay Basic Carrying Costs pursuant to this Agreement shall include, to the extent permitted by applicable law, Impositions resulting from future changes in law which impose upon the Lenders an obligation to pay any property taxes on the Mortgaged Property or other Impositions.

                 (C) LITIGATION. Borrower shall give prompt written notice to the Agent of any litigation or governmental proceedings pending or threatened (in writing) against either Borrower or the Manager which is reasonably likely to have a Material Adverse Effect.


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

                 (D) RESERVED.

                 (E) RESERVED.

                 (F) RESERVED.

                 (G) RESERVED.

                 (H) RESERVED.

                 (I) ENVIRONMENTAL INDEMNIFICATION. Borrower shall indemnify, reimburse, defend, and hold harmless the Agent, each Lender, the Collateral Agent and each of their respective parents, partners, shareholders, principals, subsidiaries, Affiliates, directors, officers, employees, representatives, agents, successors, assigns and attorneys (collectively, the "INDEMNIFIED PARTIES") for, from, and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses (including, without limitation, interest, penalties, reasonable attorneys' fees, disbursements and expenses, and reasonable consultants' fees, disbursements and expenses (but excluding internal overhead, administrative and similar costs of the Agent, the Lenders and the Collateral Agent)), asserted against, resulting to, imposed on, or incurred by any Indemnified Party, directly or indirectly, in connection with any of the following (except to the extent same are directly and solely caused by the fraud, bad faith, gross negligence or willful misconduct of any Indemnified Party and except that any Indemnified Party shall not be indemnified against claims resulting from actions taken with respect to the Mortgaged Property after the Agent forecloses its Lien or security interest upon the Mortgaged Property unless and to the extent such indemnification relates to any of the following which occurred while the Borrower owned the Mortgaged Property):

                 (i) events, circumstances, or conditions which are alleged to, or do, form the basis for an Environmental Claim;

                 (ii) any pollution or threat to human health or the environment that is related in any way to the Borrower's or any previous owner's or operator's management, use, control, ownership or operation of the Mortgaged Property (including, without limitation, all on-site and off-site activities involving Hazardous Substances), and whether occurring, existing or arising prior to or from and after the date hereof, and whether or not the pollution or threat to human health or the environment is described in the Environmental Reports;

                 (iii) any Environmental Claim against any Person whose liability for such Environmental Claim the Borrower has or may have assumed or retained either contractually or by operation of law; or

                 (iv) the breach of any representation, warranty or covenant set forth in SECTION 4.1(Q) and SECTIONS 5.1(D) through 5.1(I), inclusive.

                 The provisions of and undertakings and indemnification set forth in this SECTION 5.1(I) shall survive the satisfaction and payment of the Indebtedness and termination of this Agreement.

                 (J) GENERAL INDEMNITY.

                 (i) Borrower shall at its sole cost and expense, protect, defend, indemnify and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), administrative and judicial actions and proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, and litigation costs, of whatever kind or nature and whether or not incurred in connection with any judicial or administrative proceedings (including, but not limited to, reasonable attorneys' fees and other reasonable costs of defense) (the "LOSSES") imposed upon or incurred by or asserted against any Indemnified Parties (other than those arising from a state of facts that first came into existence after the Lenders acquired title to the Mortgaged Property of the Borrower through foreclosure or a deed in lieu thereof or from the Lenders' bad faith, willful misconduct or gross negligence), and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) ownership of the Note, the Mortgage, any of the other Loan Documents, the Mortgaged Property of the Borrower or any interest therein or receipt of any Rents, or Borrower's acquisition of the Mortgaged Property or any claim made by any prior owner of the Mortgaged Property relating to such acquisition or any sums that may be payable to such prior owner in connection therewith; (b) any amendment to, or restructuring of, the Indebtedness, and the Note, the Mortgage, or any of the other Loan Documents; (c) any and all lawful action that may be taken by the Lenders in connection with the enforcement of the provisions of this Agreement, the Note, the Mortgage or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with the Borrower or any Affiliate of the Borrower becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of the Borrower to perform or be in compliance with any of the terms of this Agreement or any of the other Loan Documents; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; (h) the failure of any person to file timely with the Internal

         Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Agreement; (i) any failure of the Mortgaged Property to be in compliance with any Legal Requirement; (j) the enforcement by any Indemnified Party of the provisions of this SECTION 5.1(J); or (k) any and all claims and demands whatsoever which may be asserted against the Lenders by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease. Any amounts payable to an Indemnified Party by reason of the application of this SECTION 5.1(J)(i) shall become due and payable ten
         (10) days after demand and shall bear interest at the Default Rate from the tenth (10th) day after demand until paid.

                 (ii) The Borrower shall, at its sole cost and expense, protect, defend, indemnify and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any of the Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Agreement, the Mortgage, the Note or any of the other Loan Documents (other than taxes imposed on the income of the Lenders).

                 (iii) The Borrower shall, at its sole cost and expense, protect, defend, indemnify and hold harmless the Indemnified Parties from and against any and all Losses that the Indemnified Parties may incur, directly or indirectly, as a result of a default under the Borrower's covenants with respect to ERISA and employee benefits plans contained herein.

                 (iv) Promptly after receipt by an Indemnified Party under this
         SECTION 5.1(J) or SECTION 5.1(I), of notice of the making of any claim or the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made by such Indemnified Party against the Borrower under this SECTION 5.1(J) or SECTION 5.1(I), notify the Borrower in writing, but the omission so to notify the Borrower will not relieve the Borrower from any liability which it may have to any Indemnified Party under this SECTION 5.1(J) or SECTION 5.1(I), or otherwise unless and to the extent that neither Borrower otherwise possessed knowledge of such claim or action and such failure resulted in the forfeiture by the Borrower of substantial rights and defenses. In case any such claim is made or action is brought against any Indemnified Party and such Indemnified Party seeks or intends to seek indemnity from the Borrower, the Borrower will be entitled to participate in, and, to the extent that they may wish, to assume the defense thereof with a single counsel reasonably satisfactory to the Lenders; and, upon receipt of notice from the Borrower to such Indemnified Party of their election so to assume the defense of such claim or action and only upon approval by the Indemnified Party of such counsel, the Borrower will not be liable to such Indemnified Party under this SECTION 5.1(J) or SECTION 5.1(I), for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof. Notwithstanding the preceding sentence, each Indemnified Party will be entitled to employ counsel separate from such counsel for the Borrower and from any other party in such action if such Indemnified Party reasonably determines that a conflict of interest exists which makes representation by counsel chosen by the Borrower not advisable. In such event, the reasonable fees and disbursements of such separate counsel will be paid by the Borrower. The Borrower shall not, without the prior written consent of an Indemnified Party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Indemnified Party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding. Each Indemnified Party shall not enter into a settlement of or consent to the entry of any judgment with respect to or otherwise compromise any action, claim, suit or proceeding as to which an Indemnified Party would be entitled to indemnification hereunder without the written consent of the Borrower which shall not be unreasonably withheld or delayed.

The provisions of and undertakings and indemnification set forth in this SECTION 5.1(J) shall survive the satisfaction and payment of the Indebtedness and termination of this Agreement.

                 (K) ACCESS TO MORTGAGED PROPERTY. Borrower shall permit or shall cause Manager to permit agents, representatives and employees of the Lenders to inspect the respective Mortgaged Property or any part thereof at such reasonable times as may be requested by the Agent upon reasonable advance written notice, subject, however, to the rights of the tenants of the Mortgaged Property.

                 (L) NOTICE OF DEFAULT. Borrower shall promptly advise the Agent of any change in Borrower's condition, financial or otherwise, which is reasonably likely to have a Material Adverse Effect, or of the occurrence of any Default or Event of Default.

                 (M) COOPERATE IN LEGAL PROCEEDINGS. Borrower shall cooperate fully with the Agent with respect to any proceedings before any Governmental Authority which may materially affect the rights of the Lenders hereunder or any rights obtained by the Lenders under any of the Loan Documents and, in connection therewith, not prohibit the Agent, at its election, from participating in any such proceedings.

                 (N) PERFORM LOAN DOCUMENTS. Borrower shall observe, perform and satisfy or cause the Manager to observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it or the Manager, and shall pay when due all costs, fees and expenses required to be paid by it or the Manager, under the Loan Documents executed and delivered by the Borrower or its Member and the Manager.

                 (O) INSURANCE BENEFITS. Borrower shall cooperate with the Agent in obtaining for the Lenders the benefits of any Insurance Proceeds lawfully or equitably payable to the Lenders

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

in connection with the Mortgaged Property. The Agent shall be reimbursed for any expenses reasonably incurred in connection therewith (including reasonable attorneys' fees and disbursements and the payment by the Borrower of the expense of an Appraisal on behalf of the Agent in case of a fire or other casualty affecting the Mortgaged Property or any part thereof, but excluding internal overhead, administrative and similar costs of the Agent) out of such Insurance Proceeds, all as more specifically provided in this Agreement.

                 (P) FURTHER ASSURANCES. Borrower shall, at Borrower's sole cost and expense:

                 (i) upon the Agent's reasonable request therefor given from time to time (but not more often than once during each six month period following the Closing Date), pay for (a) reports of UCC, tax lien, judgment and litigation searches with respect to the Borrower and (b) searches of title to the Mortgaged Property, each such search to be conducted by search firms designated by the Agent in each of the locations designated by the Agent;

                 (ii) furnish to the Agent all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, Appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished pursuant to the terms of the Loan Documents or reasonably requested by Agent in connection therewith;

                 (iii) execute and deliver to the Agent such documents, instruments, certificates, assignments and other writings, and do such other acts necessary, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Note, as the Agent may reasonably require (including, without limitation, amended or replacement Mortgage, UCC financing statements or Collateral Security Instruments); and

                 (iv) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as the Agent shall reasonably require from time to time.

                 (Q) MANAGEMENT OF MORTGAGED PROPERTY. The Mortgaged Property will be managed at all times by the Manager or a successor manager approved by Agent subject to the terms and conditions below pursuant to the Management Agreement or a successor management agreement approved by Agent subject to the terms and conditions below until terminated as herein provided. Pursuant to the Management Subordination, the Manager shall agree that the Management Agreement is subject and subordinate in all respects to the Lien of the Mortgage. The Management Agreement may be terminated (1) by Borrower at any time in accordance with the provisions of the Management Agreement so long as a successor manager as specified below shall have been appointed and such successor manager has (i) entered into a management

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agreement substantially in the form of the Management Agreement entered into by the previous Manager, subject to any modifications approved by Agent, and (ii) executed and delivered the Management Subordination to Agent, and (2) by Agent upon thirty (30) days' prior written notice to Borrower and the Manager (a) upon the occurrence and continuation of an Event of Default or (b) if the Manager commits any act which would permit termination under the Management Agreement (subject to any applicable notice, grace and cure periods provided in the Management Agreement). Subject to the preceding sentence, the Borrower may from time to time appoint a successor manager to manage any of the Mortgaged Property with the Agent's prior written consent. Notwithstanding the foregoing, any successor manager selected hereunder by the Agent or Borrower to manage the Mortgaged Property shall be a reputable management company having at least seven years experience in the management of commercial real property in San Francisco, California of a similar type, size and quality as the Mortgaged Property under management. Borrower further covenants and agrees that the Manager (including any successor property manager serving as the Manager) shall at all times during the term of the Loan maintain workers' compensation insurance as required by Governmental Authorities. The Borrower further covenants and agrees that, with respect to the Management Agreement and the Management Subordination and the Mortgaged Property, the Borrower shall: (i) promptly notify the Agent of the occurrence of any default under the Management Agreement; and (ii) promptly deliver to the Agent a copy of each written financial statement, business plan, capital expenditures plan, notice and report, if any, received under the Management Agreement.

                 (R) FINANCIAL REPORTING.

                 (i) Borrower shall keep and maintain or shall cause to be kept and maintained on a Fiscal Year basis in accordance with GAAP consistently applied, books, records and accounts reflecting in reasonable detail all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Mortgaged Property and in connection with any services, equipment or furnishings provided in connection with the operation of the Mortgaged Property, whether such income or expense may be realized by such Person or by any other Person whatsoever. The Agent shall have the right from time to time at all times during normal business hours upon reasonable prior written notice to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as the Agent shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by the Agent to examine the accounting records with respect to the Mortgaged Property, as the Agent shall reasonably determine to be necessary or appropriate in the protection of the Lenders' interest.

                 (ii) Borrower shall furnish to the Agent annually, within ninety (90) days following the end of each Fiscal Year, a complete copy of the Guarantor's and the Principal's financial statement audited by an Independent certified public accountant acceptable to the Agent in accordance with GAAP consistently applied covering each such


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

         Person's financial position and results of operations, for such Fiscal Year and containing a statement of revenues and expenses, a statement of assets and liabilities and a statement of each such Person's equity, all of which shall be in form and substance acceptable to the Agent. The Agent shall have the right from time to time to review the auditing procedures used in the preparation of such annual financial statements and to consult with the accountant with respect to such procedures. Together with the annual financial statements, Borrower shall furnish to the Agent an Officer's Certificate certifying as of the date thereof
         (x) that the annual financial statements present fairly in all material respects the results of operations and financial condition of Borrower all in accordance with GAAP consistently applied, and (y) whether Borrower knows of the existence of an Event of Default or Default, and if such Event of Default or Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy same.

                 (iii) Borrower shall furnish to the Agent, within forty-five
         (45) days following the end of each Fiscal Year quarter a quarterly financial statement with respect to the Mortgaged Property for that quarter certified by the Borrower to be true, complete and correct. Borrower shall furnish to the Agent copies of any report sent to the Member pursuant to an Organization Agreement. Borrower shall furnish to the Agent information with respect to any change in the ownership interests of Borrower promptly after the consummation of any such transaction (and in any event not later than five Business Days after the related closing).

                 (iv) Borrower shall furnish or shall cause the Manager to furnish to Lender, within fifteen (15) Business Days after request, such request to occur not more often than once each calendar quarter, such further information with respect to the operation of the Mortgaged Property and the financial affairs of Borrower as may be reasonably requested by the Agent, including all business plans prepared for the Borrower.

                 (v) Borrower shall furnish to the Agent, within fifteen (15) Business Days after request, such further information regarding any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA as may be reasonably requested by the Agent.

                 (vi) Not later than the Closing Date and, subsequently, at least thirty (30) days prior to the end of each of Borrower's Fiscal Years, Borrower shall submit or cause to be submitted to the Agent an Operating Budget of property expenses, Capital Improvement Costs (including Leasing Commissions and TI Costs), replacement reserve costs as well as projected Gross Revenues for the next Fiscal Year for the Mortgaged Property. Such draft Operating Budget shall not be effective or implemented without the prior written approval of Agent, such approval not to be unreasonably withheld or delayed. Until so approved by the Agent for the subsequent Fiscal Year, the Operating Budget approved by the Agent for the preceding Fiscal Year shall remain in effect for purposes of SECTION 2.12; PROVIDED, that for so long as such prior Operating Budget remains in effect, amounts set forth in the prior Operating Budget with respect to property expenses, TI Costs and Leasing Commissions shall be deemed increased on a percentage basis by an amount equal to the increase in the Consumer Price Index (expressed as a percentage) as measured over the calendar year that the prior Operating Budget was in effect.

                 (S) CONDUCT OF BUSINESS. The Borrower shall cause the operation of the Mortgaged Property to be conducted at all times in a manner consistent with at least the level of operation of the Mortgaged Property as of the Closing Date, including, without limitation, the following:

                 (i) to maintain or cause to be maintained the standard of the Mortgaged Property at all times at a level not lower than that maintained by prudent managers of similar facilities or land in the region where the Mortgaged Property is located;

                 (ii) to operate or cause to be operated the Mortgaged Property in a prudent manner in compliance in all material respects with applicable Legal Requirements and Insurance Requirements relating thereto and maintain or cause to be maintained all licenses, Permits and any other agreements necessary for the continued use and operation of the Mortgaged Property; and

                 (iii) to maintain or cause to be maintained sufficient Inventory and Equipment of types and quantities at the Mortgaged Property to enable it or the Manager to operate the Mortgaged Property.

                 (T) SINGLE-PURPOSE ENTITY.

                 (i) Borrower at all times will continue to be a duly formed and validly existing limited liability company under the laws of the State of its formation and a Single-Purpose Entity.

                 (ii) Borrower shall at all times comply with the provisions of its Organization Agreement and the laws of the State of its formation relating to limited liability companies.

                 (iii) Borrower shall observe all customary formalities regarding its existence.

                 (iv) Borrower shall accurately maintain its financial statements, accounting records and other corporate documents separate from those of its member, Affiliates of its members and any other Person. Borrower shall not commingle its assets with those of its members, any Affiliates of its member, or any other Person and shall continue to accurately maintain its own bank accounts and separate books of account.

                 (v) Borrower shall continue to pay its own liabilities from its own separate assets.

                 (vi) Borrower shall continue to identify itself in all dealings with the public, under its own name or trade names and as a separate and distinct entity and shall not identify itself as being a division or a part of any other entity. Borrower will not identify its members or any Affiliates of its members as being a division or part of the Borrower.

                 (vii) Borrower shall continue to be adequately capitalized in light of the nature of its business.

                 (viii) Borrower shall not assume or guarantee the liabilities of its member (or any predecessor corporation, partnership or limited liability company), any Affiliates of its member or any other Person, except for liabilities relating to the Mortgaged Property and except as permitted by or pursuant to this Agreement. Borrower shall not acquire obligations or securities of its member (or any predecessor corporation, partnership or limited liability company), or any Affiliates of its member. Borrower shall not make loans to its members (or any predecessor corporation, partnership or limited liability company), or any Affiliates of its member.

                 (ix) Borrower shall not enter into or be a party to any transaction with its member (or any predecessor corporation, partnership or limited liability company) or any Affiliates of its members, except for in the ordinary course of business on terms which are no less favorable than would be obtained in a comparable arm's length transaction with an unrelated third party (other than in connection with the execution of the Management Agreement).

                 (U) ERISA. Borrower shall deliver to the Agent as soon as possible, and in any event within fifteen (15) Business Days after the Borrower knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, an Officer's Certificate setting forth details respecting such event or condition and the action, if any, that the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

                 (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the
         Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                 (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan;

                 (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of the Borrower of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                 (iv) the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA Affiliate of the Borrower that results in material liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Borrower or any ERISA Affiliate of the Borrower of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                 (v) the institution of a proceeding by a fiduciary (within the meaning of Section 3(21) of ERISA) of any Multiemployer Plan against the Borrower or any ERISA Affiliate of the Borrower to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty (30) days;

                 (vi) the adoption of an amendment to any Plan that, pursuant to
         Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate of the Borrower fails to timely provide security to the Plan in accordance with the provisions of said Sections; and

                 (vii) the imposition of a lien pursuant to Section 302(f) of ERISA or Section 412(h) of the Code in connection with a Plan.

                 (V) ASSIGNMENT OR PARTICIPATION OF NOTE. In the event that the Agent notifies Borrower that a secondary market sale (an "ASSIGNMENT") of, or a sale of a participation interest (a "PARTICIPATION") in, the Note to another party is a desirable course of action with respect to the Loan, then Borrower shall cooperate with the Agent, in the preparation of any information reasonably necessary or incidental to such Assignment or Participation with respect to the Collateral which is reasonably within the possession or control of Borrower or is obtainable by Borrower and shall in good faith enter into any amendments to this Agreement and/or the other Loan Documents and execute and deliver a new Note or Notes to the assignee, all as necessary to accomplish the Assignment or Participation provided, however, that such cooperation shall be conditioned upon (a) Borrower incurring no additional liability or obligation as a result of such Assignment or Participation and (b) all costs related to such cooperation, and all costs incurred by Agent as a result of such Assignment or Participation, shall be paid by Agent (including, without limitation, all reasonable out of pocket costs incurred by Borrower related thereto).

                 (W) APPRAISAL. Not later than thirty (30) days following the Closing Date, Borrower shall deliver to the Agent an Appraisal prepared by an Appraiser for the Mortgaged Property in form and substance reasonably acceptable to the Agent.

                 (X) INSURANCE.

                 (i) Borrower, at its sole cost and expense, shall keep the Improvements and Equipment with respect to the Mortgaged Property insured during the term of the Loan with the coverage and in the amounts required under this Agreement for the mutual benefit of Borrower, the Agent for the benefit of the Lenders against loss or damage by fire and against loss or damage by other risks and hazards covered by a standard extended coverage insurance policy (including, without limitation, riot and civil commotion, vandalism, malicious mischief, burglary and theft on the "Special Form" (formerly an "All Risk" form). Such insurance shall be in an amount (i) equal to at least then full replacement cost of the Improvements and Equipment (exclusive of the cost of foundations and footings), without deduction for physical depreciation, and (ii) such that the insurer would not deem Borrower a co-insurer under said policies. The policies of insurance carried in accordance with this SECTION 5.1(X) shall be paid not less than thirty (30) days in advance and shall contain the "Replacement Cost Endorsement" with a waiver of depreciation.

                 (ii) Borrower, at its sole cost and expense, for the mutual benefit of Borrower and the Agent, shall also obtain and maintain or cause to be obtained and maintained during the entire term of the Loan the following policies of insurance for the Mortgaged Property:

                           (1) flood insurance, if any part of the Mortgaged
                  Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any amendment or successor act thereto) in an amount at least equal to the maximum limit of coverage available with respect to the Improvements and Equipment under said Act;

                           (2) commercial general liability insurance, including
                  broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per occurrence of $1,000,000 and with umbrella liability coverage of $15,000,000;

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

                           (3) business interruption insurance (including rental
                  value) in an annual aggregate amount equal to the estimated Gross Revenues from the Leases of the Mortgaged Property (including, without limitation, the loss of all Rents and additional Rents payable by all of the lessees under the Leases (whether or not such Leases are terminable in the event of a fire or casualty)), such insurance to cover losses for a period of at least one year after the date of the fire or casualty in question and to be increased or decreased, as applicable, from time to time during the term of the Loan (but not more than once in any 12 month period) if, and when, the Gross Revenues from the Leases of the Mortgaged Property materially increase or decrease, as applicable (including, without limitation, increases from new Leases and renewal Leases entered into in accordance with the terms of this Agreement), to reflect all increased Rent and increased additional Rent payable by all of the lessees under such renewal Leases and all Rent and additional Rent payable by all of the lessees under such new Leases;

                           (4) insurance against loss or damage from (x) leakage
                  of sprinkler systems and (y) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Improvements (without exclusion for explosions), in an amount reasonably required by the Agent;

                           (5) workers' compensation insurance coverage (in
                  amounts not less than the statutory minimums for all persons employed by the Borrower, if any, and in compliance with all other requirements of applicable local, state and federal law) and "Employers Liability" insurance in amounts not less than required by statute;

                           (6) provided that earthquake insurance coverage is
                  reasonably commercially available, earthquake insurance coverage in an amount equal to $20,000,000; and

                           (7) such other insurance as may from time to time be
                  reasonably required by the Agent in order to protect its interests with respect to the Loan and the Mortgage Property.

                  (iii) All policies of insurance (the "POLICIES") required pursuant to this SECTION 5.1(X) (i) shall be issued by an insurer which has a claims paying ability rating of not less than "A" (or the equivalent) by Standard & Poor's and one other Rating Agency satisfactory to the Agent or A:XII or better as to claims paying ability by AM Best, (ii) other than with respect to workers' compensation insurance coverage, shall name the Agent, for the benefit of the Lenders, as additional insureds as their interests may appear and contain a standard noncontributory mortgagee clause naming the Agent (and/or such other party as may be designated by the Agent) as the party to which all payments made by such insurance company shall be paid, (iii) shall be maintained throughout the term of the Loan without cost to the Agent, (iv) shall contain such provisions as the Agent deems reasonably necessary or desirable to protect its interest (including, without limitation, endorsements providing that neither the Borrower, the Agent nor any other party shall be a co-insurer under said Policies and that the Agent shall receive at least thirty (30) days prior written notice of any modification, reduction or cancellation), (v) shall contain a waiver of subrogation against the Agent and (vi) shall be reasonably satisfactory in form and substance to the Agent and reasonably approved by the Agent as to amounts, form, risk coverage, deductibles, loss payees and insureds. Borrower shall pay the premiums for such Policies as the same become due and payable. Copies of said Policies, certified as true and correct by Borrower, or insurance certificates thereof, shall be delivered to the Agent. Not later than fifteen (15) Business Days prior to the expiration date of each of the Policies, Borrower will deliver to the Agent satisfactory evidence of the renewal of each Policy. The insurance coverage required under this SECTION 5.1(X) may be effected under a blanket policy or policies covering the Mortgaged Property and other property and assets not constituting a part of the Mortgaged Property; PROVIDED that any such blanket policy shall specify, except in the case of general liability insurance, the portion of the total coverage of such policy that is allocated exclusively to the Mortgaged Property, and any sublimits in such blanket policy applicable to the Mortgaged Property, which amounts shall not be less than the amounts required pursuant to this SECTION 5.1(X) and which shall in any case comply in all other respects with the requirements of this SECTION 5.1(X).

                  (iv) If the Mortgaged Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Borrower shall give prompt notice thereof to the Agent.

                           (1) In case of loss covered by Policies, the Agent
                  may either (A) jointly with the Borrower settle and adjust any claim or (B) allow the Borrower to agree with the insurance company or companies on the amount to be paid upon the loss; PROVIDED, that the Borrower may adjust losses aggregating not in excess of $800,000 if such adjustment is carried out in a commercially reasonable and timely manner, PROVIDED, FURTHER, that if at the time of the settlement of such claim a monetary Event of Default has occurred and is continuing, then the Agent shall settle and adjust such claim without the consent of the Borrower. In any such case the Agent shall and is hereby authorized to collect and receipt for any such Insurance Proceeds subject to and to the extent provided for in this Agreement. The reasonable expenses incurred by the Agent in the adjustment and collection of Insurance Proceeds shall become part of the Indebtedness and be secured by the Mortgage and shall be reimbursed by Borrower to the Agent upon demand therefor.

                           (2) In the event of any insured damage to or
                  destruction of the Mortgaged Property or any part thereof (herein called an "INSURED CASUALTY") where the aggregate amount of the loss, as reasonably determined by an Independent insurance adjuster, is less than ten percent (10%) of the Loan Amount, and if, in the reasonable judgment of the Agent, the Mortgaged Property can be restored within twelve (12) months of settlement of the claim and at least twelve (12) months prior to the Maturity Date to a condition at least equal to the condition thereof that existed prior to the Insured Casualty, or if the Agent otherwise elects to allow the Borrower to restore the Mortgaged Property, then, if no Event of Default shall have occurred and be continuing, the Insurance Proceeds (after reimbursement of any reasonable expenses incurred by the Agent in connection with the collection of any applicable Insurance Proceeds) shall be made available to pay or to reimburse the Borrower for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to the Insured Casualty, as provided for below. Borrower hereby covenants and agrees to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding; PROVIDED, that Borrower shall pay all costs (and if required by the Agent, Borrower shall deposit the total thereof with the Agent in advance) of such restoring, repairing, replacing or rebuilding in excess of the Insurance Proceeds made available pursuant to the terms hereof (the "DEFICIENT AMOUNT").

                           (3) Except as provided above, the Insurance Proceeds
                  collected upon any Insured Casualty shall be held in an Eligible Account by the Agent and shall, at the option of the Agent in its sole discretion, be applied to the payment of the Indebtedness as provided in SECTION 2.12(f) of this Agreement or applied to the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to the Insured Casualty, in the manner set forth below.

                           (4) In the event that Insurance Proceeds (after
                  reimbursement of any reasonable expenses incurred by the Agent in connection with the collection of any applicable Insurance Proceeds), if any, shall be made available to the Borrower for the restoring, repairing, replacing or rebuilding of the Mortgaged Property, the Borrower covenants to restore, repair, replace or rebuild the same to be of at least comparable value as prior to such damage or destruction, all to be effected in accordance with Legal Requirements and plans and specifications approved in advance by the Agent, such approval not to be unreasonably withheld or delayed. The Borrower shall pay all costs (and if required by the Agent, the Borrower shall deposit the total thereof with the Agent in advance) of such restoring, repairing, replacing or rebuilding in excess of the Insurance Proceeds made available pursuant to the terms hereof.

                           (5) In the event the Borrower is entitled to the use
                  of or reimbursement out of Insurance Proceeds held by the Agent, such proceeds shall be disbursed from time to time upon the Agent (or at the Agent's election, the Collateral Agent) being furnished with (A) evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding, (B) funds, or, at the Agent's option, assurances reasonably satisfactory to the Agent that such funds are available and sufficient in addition to the Insurance Proceeds to complete the proposed restoration, repair, replacement and rebuilding, and (C) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds and other evidences of cost, payment and performance of the foregoing repair, restoration, replacement or rebuilding as the Agent may reasonably require and approve. The Agent may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by the Agent prior to commencement of work, such approval not to be unreasonably withheld or delayed. All proceeds of rental or business interruption insurance shall be administered in accordance with SECTION 2.12(a) of this Agreement. The Agent may retain a construction consultant to inspect such work and review the Borrower's request for payments and the Borrower shall, on demand by the Agent, reimburse the Agent for the reasonable fees and disbursements of such consultant. No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time (except for restoration work on a trade by trade basis in which event, payment may be made in full upon the completion of such work); funds other than Insurance Proceeds shall be disbursed prior to disbursement of such proceeds; and, at all times, the undisbursed balance of such proceeds remaining in the accounts of the Agent, together with funds deposited for that purpose or irrevocably committed to the repayment of the Agent by or on behalf of the Borrower for that purpose, shall be at least sufficient in the reasonable judgment of the Agent to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien, except for Permitted Encumbrances. Any surplus which may remain out of Insurance Proceeds held by the Agent after payment of such costs of restoration, repair, replacement or rebuilding shall be paid to the Borrower so long as no Event of Default has occurred and is continuing.

                  (v) Borrower shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Agreement; PROVIDED, HOWEVER, that notwithstanding the foregoing, Borrower may carry insurance not required under this Agreement if any such insurance affecting the Mortgaged Property shall be for the mutual benefit of Borrower and the Agent, as their respective interests may appear, and shall be subject to all other provisions of this SECTION 5.1(X).

                  (Y) CONDEMNATION.

                  (i) Borrower shall promptly give the Agent written notice of the actual or threatened commencement of any proceeding for a Taking and shall deliver to the Agent


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

         copies of any and all papers served in connection with such proceedings. The Agent is hereby irrevocably appointed as Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any Condemnation Proceeds for said Taking. With respect to any compromise or settlement in connection with such proceeding, the Agent will jointly with Borrower compromise and reach settlement unless at the time of such Taking a monetary Event of Default has occurred, in which event the Agent shall compromise and reach settlement without the consent of Borrower. Notwithstanding the foregoing provisions of this SECTION 5.1(Y), Borrower is authorized to negotiate, compromise and settle, without participation by the Agent, Condemnation Proceeds of up to $800,000 in connection with any Taking. Notwithstanding any Taking, Borrower shall continue to pay the Indebtedness at the time and in the manner provided for in this Agreement and the other Loan Documents and the Indebtedness shall not be reduced except in accordance therewith.

                  (ii) Borrower shall cause the Condemnation Proceeds to be paid directly to the Agent as provided in SECTION 2.12(f) of this Agreement. The Agent may, in its reasonable discretion, apply any such Condemnation Proceeds to the reduction or discharge of the Indebtedness (whether or not then due and payable). If Condemnation Proceeds in respect of such Taking are applied to the payment of the Indebtedness as provided for in this Agreement, Borrower shall be relieved of any duty to restore, repair, replace or rebuild the Mortgaged Property.

                  (iii) With respect to a Taking in part, which shall mean any Taking which does not render the Mortgaged Property physically or economically unsuitable in the reasonable judgment of the Agent for the use to which it was devoted prior to the Taking, Borrower shall cause the Condemnation Proceeds to be paid to the Agent or deposited into the applicable account pursuant to the provisions of this Agreement, to be applied to the cost of repairing, replacing, restoring or rebuilding the Mortgaged Property as follows:

                           (1) Provided that Condemnation Proceeds shall be made
                  available to Borrower for the restoring, repairing, replacing or rebuilding of the Mortgaged Property, Borrower hereby covenants to restore, repair, replace or rebuild the same to be of at least comparable value and, to the extent commercially practicable, of substantially the same character as prior to the Taking, all to be effected in accordance with applicable law and plans and specifications approved in advance by the Agent, such approval not to be unreasonably withheld or delayed. Borrower shall pay all costs (and if required by the Agent, Borrower shall deposit the total thereof with the Agent in advance) of such restoring, repairing, replacing or rebuilding in excess of the Condemnation Proceeds made available pursuant to the terms hereof.


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

                           (2) The Condemnation Proceeds held by the Agent shall
                  be held in an Eligible Account and shall be disbursed from time to time upon the Agent (or at the Agent's election, the Collateral Agent) being furnished with (A) evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding, (B) funds, or, at the Agent's option, assurances satisfactory to the Agent that such funds are available and sufficient in addition to the Condemnation Proceeds to complete the proposed restoration, repair, replacement and rebuilding, and (C) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds and other evidences of cost, payment and performance of the foregoing repair, restoration, replacement or rebuilding as the Agent may reasonably require and approve. The Agent may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by the Agent prior to commencement of work, which approval shall not be unreasonably withheld or delayed. The Agent may retain a construction consultant to inspect such work and review the Borrower's request for payments and the Borrower shall, on demand by the Agent, reimburse the Agent for the reasonable fees and disbursements of such consultant. No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the construction work performed from time to time; funds other than Condemnation Proceeds shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of the Agent, together with funds deposited for that purpose or irrevocably committed to the repayment of the Agent by or on behalf of the Borrower for that purpose, shall be at least sufficient in the reasonable judgment of the Agent to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien. Any surplus which may remain out of Condemnation Proceeds held by the Agent after payment of such costs of restoration, repair, replacement or rebuilding shall be paid to the Borrower so long as no Event of Default has occurred and is continuing.

                           (3) If the Mortgaged Property is sold, through
                  foreclosure or otherwise, prior to the receipt by the Agent of any such Condemnation Proceeds to which it is entitled hereunder, the Agent shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to have reserved in any foreclosure decree a right to receive said award or payment, or a portion thereof sufficient to pay the Indebtedness. In no case shall any such application reduce or postpone any payments otherwise required pursuant to this Agreement, other than the final payment on the Note.

                  (Z)      LEASES AND RENTS.

                           (i) Borrower absolutely and unconditionally assigns to the Agent, Borrower's right, title and interest in all current and future Leases and Rents, it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment to the Agent shall not be construed to bind the Agent to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise impose any obligation upon the Agent. Borrower shall execute and deliver to the Agent such additional instruments, in form and substance reasonably satisfactory to the Agent, as may hereafter be reasonably requested in writing by the Agent to further evidence and confirm such assignment. Nevertheless, subject to the terms of this
         SECTION 5.1(Z), the Agent grants to Borrower a license to lease, own, maintain, operate and manage the Mortgaged Property and to collect, use and apply the Rent, which license is revocable upon the occurrence of an Event of Default under this Agreement. Any portion of the Rents held by Borrower shall be held in trust for the benefit of the Agent for use in the payment of the Indebtedness. Upon the occurrence of an Event of Default and during the continuance thereof, the license granted to Borrower herein shall automatically be revoked, and the Agent shall immediately be entitled to possession of all Rents, whether or not the Agent enters upon or takes control of the Mortgaged Property. The Agent is hereby granted and assigned by Borrower the right, at its option, upon revocation of the license granted herein, to enter upon the Mortgaged Property in person, by agent or by court-appointed receiver to collect the Rents. Any Rents collected after the revocation of the license shall be applied toward payment of the Indebtedness in the priority and proportions set forth in SECTION 2.8 hereof or otherwise as the Agent in its discretion shall deem proper.

                           (ii) All Leases entered into by the Borrower shall provide for rental rates comparable to then-existing local market rates and terms and conditions commercially reasonable and consistent with then-prevailing local market terms and conditions for similar type properties in similar condition. With respect to any Lease for more than 50,000 square feet, Borrower shall not enter into any such Leases, without the prior written consent of the Agent, such consent not to be unreasonably withheld or delayed. Borrower shall furnish the Agent with
         (1) detailed term sheets in advance in the case of any Leases, modifications, amendments or renewals for which Agent's consent is required and (2) in the case of any other Leases, executed copies of such Leases upon written request. All renewals or amendments or modifications of Leases which do not satisfy the requirements of the first sentence of this SECTION 5.1(Z)(ii) shall be subject to the prior approval of the Agent. All Leases executed after the date hereof shall provide that they are subordinate to the Mortgage and that the lessee agrees to attorn to the Agent. The Agent shall, upon the request of any tenant occupying space in excess of 50,000 square feet, execute and deliver a non-disturbance agreement in form reasonably satisfactory to the Agent. Borrower (i) shall observe and perform all of the material obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to materially impair the value of the Leases as security for the Indebtedness; (ii) shall promptly send copies to the Agent of all written notices of default which Borrower shall send or receive thereunder; (iii) shall enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed and shall effect a termination or diminution of the obligations of tenants under leases, only in a manner that a prudent owner of a similar property to the Mortgaged Property would enforce such terms covenants and conditions or effect such termination or diminution in the ordinary course of business; (iv) shall not collect any of the Rents more than one (1) month in advance;
         (v) shall not execute any other assignment of lessor's interest in the Leases or Rents; and (vi) shall not convey or transfer or suffer or permit a conveyance or transfer of the Mortgaged Property or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder.

                           (iii) Borrower shall deposit security deposits of lessees which are turned over to or for the benefit of Borrower or otherwise collected by or on behalf of Borrower, into an Eligible Account with the same name as the Collection Accounts. Any bond or other instrument which the Borrower is permitted to hold in lieu of cash security deposits under any applicable Legal Requirements shall be maintained in full force and effect unless replaced by cash deposits as hereinabove described, shall, if permitted pursuant to Legal Requirements, name the Agent as payee or mortgagee thereunder (or at the Agent's option, be fully assignable to the Agent) and shall, in all respects, comply with any applicable Legal Requirements and otherwise be reasonably satisfactory to the Agent. Borrower shall, upon request, provide the Agent with evidence reasonably satisfactory to the Agent of the Borrower's compliance with the foregoing. Upon the occurrence and during the continuance of any Event of Default, Borrower shall, upon the Agent's request, if permitted by any applicable Legal Requirements, turn over to the Agent the security deposits (and any interest theretofore earned thereon) with respect to all or any portion of the Mortgaged Property, to be held by the Agent subject to the terms of the Leases.

                  (AA) MAINTENANCE OF MORTGAGED PROPERTY. Borrower shall cause the Mortgaged Property to be maintained in a good and safe condition and repair, subject to wear and tear and damage caused by casualty or condemnation. The Improvements and the Equipment shall not be removed, demolished or altered (except for (a) normal replacement of the Equipment or (b) pursuant to Leases in effect from time to time or (c) for removals, demolition or alterations that cost up to $250,000) without the consent of the Agent, such consent not to be unreasonably withheld or delayed. Except with respect to an Insured Casualty which shall be governed by the terms and conditions provided herein, Borrower shall (or, in the case of commercial tenants, shall cause such tenants to) promptly repair, replace or rebuild any part of the Mortgaged Property that becomes damaged, worn or dilapidated. Borrower shall or shall cause their tenants to complete and pay for any structure at any time in the process of construction or repair on the Land. Borrower shall not initiate, join in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Mortgaged Property or any part thereof, without consent of the Agent. If under applicable zoning provisions the use of all or any portion of the Mortgaged Property is or shall become a nonconforming use, Borrower will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of the Agent, such consent not to be unreasonably withheld or delayed. Borrower shall not (i) change the use of the Land in any material respect, (ii) permit or suffer to occur any waste on or to the Mortgaged Property or to any portion thereof or (iii) take any steps whatsoever to convert the Mortgaged Property, or any portion thereof, to a condominium or cooperative form of ownership or management.

                  (BB) CONVERSION RIGHT. The Borrower hereby acknowledges and agrees that the Agent shall have a one-time right during the term of the Loan to bifurcate the Loan into (a) a senior loan secured by the Mortgage (modified as necessary in connection with such bifurcation) (the "FIRST MORTGAGE LOAN") and
(b) a mezzanine loan to Guarantor secured by a pledge agreement substantially in the form of EXHIBIT L (the "MEZZANINE LOAN"), PROVIDED that the weighted average interest rate on the First Mortgage Loan and the Mezzanine Loan shall not exceed the existing rate on the Loan. The Borrower agrees that it shall, and it shall cause the Guarantor to, cooperate in all respects with the Agent in the bifurcation of the Loan including, without limitation, amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably may be required by the Agent); PROVIDED that all reasonable costs incurred by the Borrower (including, without limitation, legal fees and expenses) in so cooperating with the Agent shall be borne by the Agent.

                  (CC) SUBORDINATION AND NON-DISTURBANCE AGREEMENT. If, prior to the Closing Date, Borrower has not obtained a subordination, non-disturbance and attornment agreement from any tenant under any Lease, Borrower shall make commercially reasonable efforts after the Closing Date to obtain such an agreement from such tenant in form and substance reasonably acceptable to the Agent.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  Section 6.1. NEGATIVE COVENANTS. Borrower covenants and agrees that, until payment in full of the Indebtedness, it will not do, directly or indirectly (and, as to a Transfer of interests in Borrower, no direct or indirect owner of such interests shall do), any of the following unless the Agent consents thereto in writing:

                  (A) LIENS ON THE MORTGAGED PROPERTY. Incur, create, assume, become or be liable in any manner with respect to, or, except as expressly permitted by or pursuant to the Mortgages, permit to exist, any Lien with respect to the Mortgaged Property, except: (i) Liens in favor of the Lenders and
(ii) the Permitted Encumbrances.

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                  (B) TRANSFER. Except as expressly permitted by or pursuant to this Agreement or the Mortgage, own any real property other than the Mortgaged Property or Transfer or permit to be Transferred the Mortgaged Property or any portion thereof or interest therein or any direct or indirect ownership interests in the Borrower.

                  (C) OTHER BORROWINGS. Incur, create, assume, become or be liable in any manner with respect to Other Borrowings, except that the Borrower may (i) incur secured or unsecured indebtedness relating solely to financing of trade payables, the acquisition of goods, services and supplies (including, but not limited to reasonable attorney's fees and costs) used in the ordinary course of Borrower's business or the acquisition or leasing of Equipment used in the ordinary course of Borrower's business, to the extent that such loans or leases are ordinary and customary in the industry of operating properties similar to the Mortgaged Property, and the proceeds of which are not distributed to Borrower except as reimbursement for monies expended by Borrower to pay for trade payables, the acquisition of goods, services and supplies and to fund the financing, acquisition or leasing of such Equipment, (ii) incur loans from the Member or its Affiliates; PROVIDED that (a) such loans are subordinate to the Loan and unsecured, (b) the terms of such loans provide that the Member shall not take any judicial or non-judicial action to commence any foreclosure proceeding with respect thereto for so long as any of the Indebtedness remains outstanding, (c) the proceeds of such loans are used by Borrower to pay expenses (including operating expenses) or closing costs relating to the Mortgaged Property, to fund the Account Collateral, to acquire Equipment or to make interest payments on the Loan, and (d) such loans are on terms satisfactory to the Agent on behalf of the Lenders, or (iii) incur other indebtedness previously approved by the Agent in its reasonable discretion.

                  (D) DISSOLUTION; MERGER OR CONSOLIDATION. Dissolve, terminate, liquidate, merge with or consolidate into another Person.

                  (E) CHANGE IN BUSINESS. Cease to be a Single-Purpose Entity, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

                  (F) DEBT CANCELLATION. Cancel or otherwise forgive or release any material claim or debt owed to such Person by any other Person, except for adequate consideration or in the ordinary course of its business.

                  (G) AFFILIATE TRANSACTIONS. Enter into, or be a party to, any transaction with an Affiliate of the Borrower, except in the ordinary course of business and on terms which are fully disclosed to the Agent in advance and are no less favorable to the Borrower than would be obtained in a comparable arm's length transaction with an unrelated third party.

                  (H) CREATION OF EASEMENTS. Except as expressly permitted by or pursuant to the Mortgage or this Agreement, create, or permit the Mortgaged Property or any part thereof to

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become subject to, any easement, license or restrictive covenant, other than a
Permitted Encumbrance (the Agent agreeing not to unreasonably withhold or delay any consent requested by Borrower pursuant to this Section 6.1(H)).

                  (I) MISAPPLICATION OF FUNDS. Distribute any Rents or Moneys received from Accounts in violation of the provisions of SECTION 2.12, or fail to deliver any security deposit to the Manager, or misappropriate any security deposit or portion thereof.

                  (J) CERTAIN RESTRICTIONS. Enter into any agreement which expressly restricts its ability to enter into amendments, modifications or waivers of any of the Loan Documents.

                  (K) ASSIGNMENT OF LICENSES AND PERMITS. Assign or transfer any of its interest in any Permits pertaining to the Mortgaged Property, or assign, transfer or remove or permit any other Person to assign, transfer or remove any records pertaining to the Mortgaged Property, except as otherwise permitted hereunder.

                  (L) PLACE OF BUSINESS. Change its chief executive office or its principal place of business without giving the Agent at least fifteen (15) days' prior written notice thereof and promptly providing the Agent such information as the Agent may reasonably request in connection therewith.

                  (M) LEASES. Enter into, amend or cancel Leases, except as permitted by or pursuant to this Agreement.

                  (N) MANAGEMENT AGREEMENT. (i) Terminate or cancel the Management Agreement except in accordance with this Agreement, (ii) consent to either the reduction of the term of or the assignment of the Management Agreement, (iii) increase or consent to the increase of the amount of any charges under the Management Agreement, or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect; PROVIDED, HOWEVER, that if a Management Agreement is terminated and a successor manager is not appointed to manage the Mortgaged Property within three (3) months of the date of termination, then the Agent may appoint a successor manager.

                  (O) PLANS AND WELFARE PLANS. Knowingly (i) engage in or permit any transaction in connection with which the Borrower or any ERISA Affiliate is reasonably likely to be subject to either a material civil penalty or tax assessed pursuant to Section 502(i) or 502(l) of ERISA or Section 4975 of the Code, (ii) permit any Welfare Plan to provide benefits (including, without limitation, medical benefits (whether or not insured)), with respect to any of its current or former employees beyond his or her retirement or other termination of service other than (a) coverage mandated by applicable law, (b) death or disability benefits that have been fully provided for by paid up insurance or otherwise or (c) severance benefits, (iii) permit its assets to become "plan

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assets", whether by operation of law or under regulations promulgated under
ERISA or (iv) adopt, amend (except as may be required by applicable law or to maintain tax qualified status) or increase the amount of any benefit or amount payable under, or permit any ERISA Affiliate to adopt, amend (except as may be required by applicable law or to maintain tax qualified status) or increase the amount of any benefit or amount payable under, any Plan or Welfare Plan, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in its benefits expense to Borrower or any ERISA Affiliate.

                                  ARTICLE VII

                                EVENT OF DEFAULT

                  Section 7.1. EVENT OF DEFAULT. The occurrence of one or more of the following events shall be an "EVENT OF DEFAULT" hereunder:

                  (i) if on any Payment Date the Borrower fails to pay any accrued and unpaid interest on the Loan or any other principal amount referred to in SECTION 2.12(b) then due and payable in accordance with the provisions hereof (except that such failure shall not be an Event of Default up to two times during each consecutive twelve (12) month period commencing on the Closing Date for the greater of ten (10) calendar days after any such Payment Date and five (5) Business Days after written notice of such failure from the Agent and, with respect to the third and any additional failure during each such twelve-month period, for ten (10) calendar days after any such Payment Date (without the requirement of delivery of written notice));

                  (ii) if Borrower fails (a) to pay the outstanding Indebtedness on the Maturity Date or the fees payable to the Collateral Agent on any Payment Date, (b) to deposit into the Collection Account, the amount required pursuant to SECTION 2.7(a) or 2.7(b), respectively or (c) to reduce the outstanding Principal Indebtedness by the amount payable on any Payment Date or Business Day pursuant to SECTION 2.7(a) or 2.7(b), respectively;

                  (iii) if Borrower fails to pay any other amount payable pursuant to this Agreement or any other Loan Document when due and payable in accordance with the provisions hereof or thereof, as the case may be, and such failure continues for ten (10) Business Days after the Agent delivers written notice thereof to Borrower;

                  (iv) if any representation or warranty made herein or in any other Loan Document, or in any report, certificate, financial statement or other Instrument, agreement or document furnished by the Borrower or a Member or the Manager in connection with this Agreement, the Note or any other Loan Document executed and delivered by any such


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

         Person, shall be false as of the date such representation or warranty was made and shall continue to be false sixty (60) days after notice from the Agent;

                  (v) if the Borrower or the Guarantor makes an assignment for the benefit of creditors;

                  (vi) if a receiver, liquidator or trustee shall be appointed for the Borrower or the Guarantor or if the Borrower or the Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, the Borrower or the Guarantor, or if any proceeding for the dissolution or liquidation of the Borrower or the Guarantor shall be instituted; PROVIDED, HOWEVER, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by the Borrower or the Guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days, or if the Borrower or the Guarantor shall generally not be paying its debts as they become due;

                  (vii) except in accordance with this Agreement, if the Borrower attempts to delegate its obligations or assign its rights under this Agreement, any of the other Loan Documents or any interest herein or therein, or if any Transfer occurs;

                  (viii) if any provision of an Organization Agreement affecting the purpose for which the Borrower is formed is amended or modified in a manner which is reasonably likely to have a Material Adverse Effect, the Agent or Collateral Agent, or if the Borrower fails to perform or enforce the provisions of the Organizational Agreement and such failure is reasonably likely to have a Material Adverse Effect or attempts to dissolve without Agent's consent;

                  (ix) if an Event of Default as defined or described in the Note, the Mortgage or any other Loan Document occurs (whether as to the Borrower or the Mortgaged Property or any portion thereof); or

                  (x) if the Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement, the Note, the Mortgage or the other Loan Documents (other than SECTION 6.1(P)), for thirty (30) days after notice from the Agent or its successors or assigns, in the case of any other Default (unless otherwise provided herein or in such other Loan Document); provided, HOWEVER, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and the Borrower shall have commenced to cure such Default within such thirty
         (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for an additional reasonable period not to exceed sixty (60) days in total.

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


then, upon the occurrence of any such Event of Default and at any time thereafter, the Agent or any Lender or its successors or assigns, may, in addition to any other rights or remedies available to it pursuant to this Agreement, the Note, the Mortgage and the other Loan Documents, or at law or in equity, take such action, without further notice or demand, as the Agent or any Lender or its successors or assigns, deems advisable to protect and enforce its rights against Borrower and in and to all or any portion of the Mortgaged Property (including, without limitation, declaring the entire Indebtedness to be immediately due and payable) and may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against the Borrower and/or the Mortgaged Property (including, without limitation, all rights or remedies available at law or in equity).

                  Section 7.2. REMEDIES. (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, other remedies available to the Agent or the Lenders against Borrower or any other Person under this Agreement, the Note, the Mortgage or any of the other Loan Documents or at law or in equity may be exercised by Lenders at any time and from time to time, whether or not all or any portion of the Indebtedness shall be declared due and payable, and whether or not the Agent shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any portion of the Mortgaged Property. Any such actions taken by the Agent shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as the Agent may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of the Agent and the Lenders permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

                  (a) In the event of the foreclosure or other action by the Agent or any Lender to enforce its remedies in connection with all or any portion of the Mortgaged Property, the Agent shall apply all Net Proceeds received to repay the Indebtedness in accordance with SECTION 2.8, the Indebtedness shall be reduced to the extent of such Net Proceeds and the remaining portion of the Indebtedness shall remain outstanding and secured by the Mortgage and the other Loan Documents, it being understood and agreed by the Borrower that the Borrower is liable, subject to SECTION 8.24, for the repayment of all the Indebtedness.

                  (b) Upon the occurrence and during the continuance of any Event of Default, Agent shall have the right, in addition to any other rights or remedies of Agent hereunder or under the other Loan Documents, but not the obligation, in its own name or in the name of Borrower, to enter into possession of all or any portion of the Mortgaged Property, to perform all work necessary to complete the construction, reconstruction, maintenance or renovation of the Mortgaged Property or to operate all or any portion of the Mortgaged Property and to employ watchmen and other safeguards to protect the Mortgaged Property. Borrower hereby appoints Agent as its attorney-in-fact, if Agent elects to do so, at any time upon the occurrence and during the continuance of any Event of Default, (i) to use such sums as are necessary to make such


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alteration, repairs and renovations to all or any portion of the Project and to employ such architects, engineers and contractors as may be required for the purpose of completing any construction, reconstruction, maintenance or renovation of all or any portion of the Mortgaged Property or for the operation of the Mortgaged Property or any portion thereof, (iii) to endorse the name of Borrower on any checks or drafts representing proceeds of the insurance policies or condemnation awards, or other checks or instruments payable to the Borrower with respect to the Mortgaged Property, (iv) to do every act with respect to the alteration, repair or renovation of or the construction, repair, maintenance and operation of the Mortgaged Property or any portion thereof which Borrower otherwise may do, and (v) to prosecute or defend any action or proceeding incident to the Mortgaged Property. The power-of-attorney granted hereby is a power coupled with an interest and is irrevocable. Agent shall have no obligation to undertake any of the foregoing actions, but if Agent should do so, it shall have no liability to Borrower for the sufficiency or adequacy of any such actions taken by Agent, except with respect to liability arising from Agent's gross negligence, willful misconduct or failure to comply with Legal Requirements. Notwithstanding the foregoing, it is expressly understood that Agent assumes no liability or responsibility for (i) performance of any duties of the Borrower hereunder or under any of the Loan Documents or (ii) any other matters pertaining to control over the management and affairs of the Borrower, nor by any such action shall Agent be deemed to create a partnership or joint venture with the Borrower.

                  Section 7.3. REMEDIES CUMULATIVE. The rights, powers and remedies of the Agent or any Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which the Agent or any Lender may have against Borrower or any other Person pursuant to this Agreement or any of the other Loan Documents or existing at law or in equity or otherwise. The Agent or any Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as the Agent may determine in the Agent's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of any Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Notwithstanding any other provision of this Agreement, the Agent for the benefit of the Lenders reserves the right to seek a deficiency judgment or preserve a deficiency claim, in connection with the foreclosure of a Mortgage on any of the Mortgaged Property, to the extent necessary to foreclose on other parts of the Mortgaged Property.

                  Section 7.4. DEFAULT ADMINISTRATION FEE. At any time after the occurrence of an Event of Default and the acceleration of the Indebtedness, as reimbursement and compensation for the additional internal expenditures, administrative expenses, fees and other costs associated with actions to be taken in connection with such Event of Default, and regardless of whether the Agent shall have commenced the exercise of any remedies pursuant to SECTION 7.2, the Default Administration Fee shall be payable by Borrower to the Agent for the benefit of the Lenders upon

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demand; provided, that the Default Administration Fee and interest thereon shall not be payable in connection with any repayment or prepayment of the Principal Indebtedness after the occurrence of such Event of Default and prior to its cure, in the event the Borrower shall be paying the Refinancing Fee together with such repayment or prepayment.

                  Section 7.5. WAIVER OF AUTOMATIC STAY. IN THE EVENT THE BORROWER OR THE MEMBER SHALL (I) FILE A PETITION WITH ANY COURT OF COMPETENT JURISDICTION OR BE THE SUBJECT OF ANY PETITION UNDER THE BANKRUPTCY CODE, (II) BE THE SUBJECT OF ANY ORDER FOR RELIEF ISSUED UNDER THE BANKRUPTCY CODE, (III) FILE OR BE THE SUBJECT OF ANY PETITION SEEKING ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY, OR OTHER RELIEF, (IV) HAVE SOUGHT OR CONSENTED TO OR ACQUIESCED IN THE APPOINTMENT OF ANY TRUSTEE, RECEIVER, CONSERVATOR, OR LIQUIDATOR FOR ALL OR SUBSTANTIALLY ALL OF ITS ASSETS, OR (V) BE THE SUBJECT OF ANY ORDER, JUDGMENT, OR DECREE ENTERED BY ANY COURT OF COMPETENT JURISDICTION APPROVING A PETITION FILED AGAINST THE BORROWER OR ANY MEMBER FOR ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE LAW RELATING TO BANKRUPTCY, INSOLVENCY OR REORGANIZATION FOR THE BORROWER OR THE MEMBER, THEN, AGENT SHALL THEREUPON BE ENTITLED TO OBTAIN AND THE BORROWER OR THE MEMBER, AS THE CASE MAY BE, TO THE FULLEST EXTENT PERMITTED BY LAW, IRREVOCABLY AND UNCONDITIONALLY CONSENT TO GRANT AGENT IMMEDIATE RELIEF FROM ANY AUTOMATIC STAY IMPOSED BY SECTION 362 OF THE BANKRUPTCY CODE, OR OTHERWISE, ON OR AGAINST THE EXERCISE OF THE RIGHTS AND REMEDIES WHICH WOULD OTHERWISE BE AVAILABLE TO AGENT AS PROVIDED IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS AND AS OTHERWISE PROVIDED BY LAW, AND BORROWER AND THE MEMBER, AS THE CASE MAY BE, TO THE EXTENT PERMITTED BY LAW, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE THEIR RIGHT TO OBJECT TO SUCH RELIEF.

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

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1. SURVIVAL. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement, the making by the initial Lender of the Loan hereunder and the execution and delivery by Borrower to the initial Lender of the Note, and shall continue in full force and effect so long as any portion of the Indebtedness is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrower, shall inure to the benefit of the respective successors and assigns of the Agent and each Lender. Nothing in this Agreement or in any other Loan Document, express or implied, shall give to any Person other than the parties and the holder of the Note, the Mortgage and the other Loan Documents, and their legal representatives, successors and assigns, any benefit or any legal or equitable right, remedy or claim hereunder.

                  Section 8.2. AGENT'S DISCRETION. Whenever pursuant to this Agreement, Lenders exercise any right given to approve or disapprove, or any arrangement or term is to be satisfactory to the Agent, the decision of the Agent to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of the Agent and shall be final and conclusive.

                  Section 8.3. GOVERNING LAW. (a) This Agreement was negotiated in New York, and made by the initial Lender and accepted by Borrower in the State of New York, and the proceeds of the Note delivered pursuant hereto were disbursed from New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects (including, without limitation, matters of construction, validity and performance), this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America.

                  (a) Any legal suit, action or proceeding against the Lenders or Borrower arising out of or relating to this Agreement shall be instituted in any federal or state court in New York, New York. Borrower hereby (i) irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum, and (ii) irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

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

                  Section 8.4. MODIFICATION, WAIVER IN WRITING. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Note or any other Loan Document, or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

                  Section 8.5. DELAY NOT A WAIVER. Neither any failure nor any delay on the part of any Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note, or of any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, each Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

                  Section 8.6. NOTICES. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed if to Lender at its address set forth on the first page hereof, Attention: David Vadon, if to Collateral Agent at its address set forth on the first page hereof, and if to the Borrower at its address set forth on the first page hereof, or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this SECTION 8.6. A copy of all notices, consents, approvals and requests directed to the Agent shall be delivered to Latham & Watkins, 885 Third Avenue, New York, New York 10022, Attention: Brian Krisberg, Esq.; a copy of all notices, consents, approvals and requests directed to Borrower shall be delivered to (i) Ocwen Capital Corporation, 1675 West Palm Beach Lakes Blvd., Suite 1002, West Palm Beach, Florida 33401, Attention: Secretary, phone no.: (561) 682-8000; fax no.:
(561) 682-9177, (ii) Ocwen Capital Corporation, 1675 West Palm Beach Lakes Blvd., Suite 900, West Palm Beach, Florida 33401, Attention: Gregory M. Breskin, phone no.: (561) 682-8559; fax no.: (561) 682-8174 and (iii) Gibson, Dunn &
Crutcher LLP, Jamboree Center, 4 Park Plaza, Irvine, California 92614-8557,
Attention: Karen Clark, Esq., phone no.: (714) 451-3868; fax no.: (714) 475-4628; and a copy of all notices, consents, approvals and requests directed to Collateral Agent shall be delivered to Collateral Agent at its address set forth on the first page hereof, Attention: Thomas Quinlan. A


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

notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or two Business Days after mailing; or in the case of expedited prepaid delivery and telecopy, on the Business Day after the same was sent. A party receiving a notice which does not comply with the technical requirements for notice under this SECTION 8.6 may elect to waive any deficiencies and treat the notice as having been properly given.

                  Section 8.7. TRIAL BY JURY. BORROWER, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS.

                  Section 8.8. HEADINGS. The Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  Section 8.9. ASSIGNMENT. Borrower may not sell, assign or transfer any interest in the Loan Documents or any portion thereof (including, without limitation, its rights, title, interests, remedies, powers and duties hereunder and thereunder) without Agent's prior written consent. Each Lender shall have the right, without the consent of Borrower, to assign or participate this Agreement and/or any of the other Loan Documents and the obligations hereunder to any Person (including, without limitation, in connection with a securitization transaction of the Note, either alone or together with other debt instruments). In the case of an Assignment by any Lender, (a) the assignee shall have, to the extent of such Assignment, the same rights, benefits and obligations as it would have if it were the original "Lender" hereunder and (b) upon any such substitution of any Lender, a replacement or addition "Lender signature page" shall be executed by Lender and attached to this Agreement and thereupon become a part of this Agreement. Each potential assignee or participant lender shall be required to sign a confidentiality agreement, which shall provide for protection of all proprietary and confidential information of Borrower and Guarantor. Subject to the preceding sentence, each participating lender shall be entitled to receive all information received by the Agent under this Agreement. The Borrower shall keep confidential to the same extent as such potential assignee or participant lender shall have agreed in such confidentiality agreement all information relating to such proposed Assignment or Participation and the identity of such potential assignee or participant. Notwithstanding anything in this Agreement to the contrary, after an Assignment by any Lender, the "Lender" (prior to the Assignment) shall continue to have the benefits of any rights or indemnifications and shall continue to have the obligations contained herein which such Lender had during the period such party was "Lender" hereunder.

                  Section 8.10. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  Section 8.11. PREFERENCES. The Lenders shall have no obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the obligations of Borrower pursuant to this Agreement, the Note or any other Loan Document. The Lenders shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder, PROVIDED that such application or reapplication is performed by the Lenders in accordance with the terms of this Agreement or any other applicable Loan Document. To the extent the Borrower makes a payment or payments to any Lender for the Borrower's benefit, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by such Lender.

                  Section 8.12. WAIVER OF NOTICE. Borrower shall not be entitled to any notices of any nature whatsoever from any Lender or Collateral Agent except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provides for the giving of notice by such Lender and/or Collateral Agent to Borrower and except with respect to matters for which Borrower are not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from any Lender and Collateral Agent with respect to any matter for which this Agreement or the other Loan Documents does not specifically and expressly provide for the giving of notice by such Lender or Collateral Agent to Borrower.

                  Section 8.13. FAILURE TO CONSENT. If the Borrower shall seek the approval by or consent of the Agent or the Lenders hereunder or under the Note, or any of the other Loan Documents and the Agent or the Lenders shall fail or refuse to give such consent or approval, the Borrower shall not be entitled to any damages for any withholding or delay of such approval or consent by the Agent or the Lenders, it being intended that the Borrower's sole remedy shall be to bring an action for an injunction or specific performance which remedy for injunction or specific performance shall be available only in those cases where the Agent has expressly agreed hereunder or under the Note or under any of the other Loan Documents not to unreasonably withhold or delay its consent or approval.

                  Section 8.14. EXHIBITS INCORPORATED. The information set forth on the cover, heading and recitals hereof, and the Exhibits attached hereto, are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

                  Section 8.15. OFFSETS, COUNTERCLAIMS AND DEFENSES. Any assignee of any Lender's interest in and to this Agreement, the Note, the Mortgage and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to this Agreement, the Note, the Mortgage and the other Loan Documents which Borrower may otherwise have against any assignor or this Agreement, the Note, the Mortgage and the other Loan Documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon this Agreement, the Note, the Mortgage and other Loan Documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

                  Section 8.16. NO JOINT VENTURE OR PARTNERSHIP. Borrower and each Lender intend that the relationship created hereunder be solely that of borrower and lender. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and any Lender nor to grant any Lender any interest in the Mortgaged Property other than that of mortgagee or lender.

                  Section 8.17. WAIVER OF MARSHALLING OF ASSETS DEFENSE. To the fullest extent Borrower may legally do so, Borrower waives all rights to a marshalling of the assets of Borrower, and others with interests in Borrower, and of the Mortgaged Property, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agree not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of any Lender under the Loan Documents to a sale of the Mortgaged Property for the collection of the Indebtedness without any prior or different resort for collection, or the right of any Lender to the payment of the Indebtedness out of the Net Proceeds of the Mortgaged Property in preference to every other claimant whatsoever.

                  Section 8.18. RESERVED.

                  Section 8.19. CONFLICT; CONSTRUCTION OF DOCUMENTS. In the event of any conflict between the provisions of this Agreement and the provisions of the Note, the Mortgage or any of the other Loan Documents, the provisions of this Agreement shall prevail. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

                  Section 8.20. BROKERS AND FINANCIAL ADVISORS. Borrower and the initial Lender hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Subject to the preceding sentence, Borrower and initial Lender hereby agree to indemnify and hold the other and Collateral Agent harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of the indemnifying party in connection with the transactions contemplated herein. The provisions of this SECTION 8.20 shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

                  Section 8.21. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                  Section 8.22. ESTOPPEL CERTIFICATES. Borrower and each Lender hereby agree at any time and from time to time upon not less than fifteen (15) days prior written notice by Borrower or such Lender to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto), and stating whether or not, to the knowledge of such certifying party, any Default or Event of Default has occurred and is then continuing, and, if so, specifying each such Default or Event of Default; PROVIDED, HOWEVER, that it shall be a condition precedent to any Lender's obligation to deliver the statement pursuant to this SECTION 8.22, that such Lender shall have received, together with Borrower's request for such statement, an Officer's Certificate stating that no Default or Event of Default exists as of the date of such certificate (or specifying such Default or Event of Default).

                  Section 8.23. PAYMENT OF EXPENSES. Borrower shall pay all Transaction Costs, which shall include, without limitation, (a) reasonable out-of-pocket costs and expenses of Lenders in connection with (i) the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein, (ii) the creation, perfection or protection of Lenders' Liens in the Collateral both prior to and following the Closing Date (including, without limitation, fees and expenses for title and lien searches or amended or replacement Mortgages, UCC Financing Statements or Collateral Security Instruments, title insurance premiums and filing and recording fees, third party due diligence expenses for the Mortgaged Property plus travel expenses, accounting firm fees, costs of the Appraisals, Environmental Reports (and an environmental consultant), and the Engineering Reports (iii) the negotiation, preparation, execution and delivery of any amendment, waiver or consent relating to any of the Loan Documents and (iv) the preservation of rights under and enforcement of the Loan Documents and the documents and instruments referred to therein, including any restructuring or rescheduling of the Indebtedness, (b) the reasonable fees, expenses and disbursements of counsel to Lenders in connection with all of the foregoing, (c) all fees and expenses of Collateral Agent and its counsel and (d) any Lender's reasonable out-of-pocket travel expenses in connection with site visits contemplated in this Agreement.

                  Section 8.24. NONRECOURSE. Anything contained herein, in the Note or in any other Loan Document to the contrary notwithstanding, no recourse shall be had for the payment of the principal or interest on the Note or for any other Indebtedness, obligation or liability hereunder or under any other Loan Document or for any claim based hereon or thereon or otherwise in respect hereof or thereof against (i) any partner, agent, contractor, director, officer, member, consultant, manager, stockholder, subscriber to capital stock, incorporator, beneficiary, participant, trustee or advisor of the Borrower, any partner or member in the Borrower, or any partner or member therein; (ii) any legal representative, heir, estate, successor or assign of any thereof; (iii) any corporation (or any officer, director, employee or shareholder thereof), limited liability company (or member thereof), partnership (or any partner thereof), individual or entity to which any ownership interest in the Borrower shall have been directly or indirectly transferred; (iv) any purchaser of any asset of the Borrower; or (v) any other Person (except the Borrower), for any deficiency or other sum owing with respect to the Note or any other Indebtedness, obligation or liability or arising under this Agreement or any Loan Document. It is understood that neither the Note nor any other Indebtedness, obligation or liability under or with respect to this Agreement and any other Loan Document may be enforced against any Person described in CLAUSES (i) through (v) above; PROVIDED, HOWEVER, that the foregoing provisions of this paragraph shall not:

                  (1) prevent recourse to the Borrower, any Collateral or other assets encumbered by the Mortgage, any Collateral Security Instrument or any other instrument or document granting the Lenders any security interest or lien pursuant to the Loan Documents;

                  (2) in the event of any actual fraud, misapplication or misappropriation of funds or intentional misrepresentation, estop the Agent or the Lenders from instituting or prosecuting a legal action or proceeding or otherwise making a claim against the Person or Persons committing such actual fraud, misapplying or misappropriating such funds or making such intentional misrepresentation, or the recipient or beneficiary of such fraud, misapplication, misappropriation or intentional misrepresentation, whether or not such Person, recipient or beneficiary, is any Person described in CLAUSES (i) through (v) above for losses relating to or arising from such actual fraud, misapplication, misappropriation or intentional misrepresentation;

                  (3) have any applicability whatsoever to the Pledge Agreement, the Guaranty of Payment or the Guaranty of Non-Recourse Obligations or the liability of the parties thereunder;

                  (4) prevent recourse to the Borrower or the Guarantor (but not any of the other Persons described in CLAUSES (i) through (v) above) with respect to the breach of any provision in the Environmental Indemnity Agreement or this Agreement concerning Environmental Laws, Hazardous Substances and any indemnification of the Agent or any Lender with respect thereto contained in either document;

                  (5) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Note or secured by the Loan Documents, and the same shall continue until paid or discharged in full; or

                  (6) apply with respect to the right of the Lenders after an Event of Default to recover security deposits received by the Borrower or any Person described in CLAUSES (i) through (v) above (or that the Borrower or such Person received credit for) from tenants and not previously refunded or turned over.

                                   ARTICLE IX

                                    THE AGENT

                  Section 9.1. APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in SECTION 9.5 and the first sentence of SECTION 9.6 hereof shall include reference to its Affiliates and its own and its Affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender;
(b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower or any other Person to perform any of their obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

                  Section 9.2. RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent.

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

As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with the instructions given by all of the Lenders, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

                  Section 9.3. DEFAULTS. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to SECTION 9.7 hereof) take such action with respect to such Default or Event of Default as shall be directed by all Lenders, PROVIDED that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of all of the Lenders.

                  Section 9.4. RIGHTS AS A LENDER. With respect to the Loan made by it, the Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with the Borrower or any of its Affiliates as if it were not acting as the Agent, and the Agent and its Affiliates may accept fees and other consideration from the Borrower or such Affiliate for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

                  Section 9.5. INDEMNIFICATION. The Lenders agree to indemnify the Agent (to the extent not reimbursed under SECTION 5.1(J), but without limiting the obligations of Borrower under said SECTION 5.1(J) ratably in accordance with their respective portion of the Loan, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under SECTION 5.1(J)), but excluding, unless a Default or Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

                  Section 9.6. NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and their Affiliates and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document. The Agent shall not be required to keep itself informed as to the performance or observance by Borrower of this Agreement or any of the other Loan Documents or to inspect the properties or books of Borrower or any of their Affiliates. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of Borrower or any of their Affiliates that may come into the possession of the Agent or any of its Affiliates.

                  Section 9.7. FAILURE TO ACT. Except for action expressly required of the Agent hereunder and under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under SECTION 9.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

                  Section 9.8. RESIGNATION OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign upon giving notice thereof to the Lenders and the Borrower; PROVIDED, however, that such resignation shall not be effective until such time as the successor Agent is in place. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, that shall be a sophisticated financial institution. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this ARTICLE IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

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

                  Section 9.9. AGENCY FEE. Each Lender will pay to the Agent an agency fee as may be agreed upon between such Lender and the Agent. Borrower shall not be liable for the payment of such fee.

                  Section 9.10. CONSENTS UNDER LOAN DOCUMENTS. The Agent may consent to any modification, supplement or waiver under any of the Loan Documents; PROVIDED that, without the prior consent of each Lender, the Agent shall not release any Collateral or otherwise terminate any Lien under any Loan Document providing for collateral security, or agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the Indebtedness), except that no such consent shall be required, and the Agent is hereby authorized, to release any Lien covering Collateral that is the subject of a disposition permitted hereunder.

                  Section 9.11. NOTICES, REPORTS AND OTHER COMMUNICATIONS. The Agent shall provide, at its expense, copies of each notice, report, document, correspondence or other written communication delivered to the Agent by Borrower or any Affiliate of Borrower pursuant to any Loan Document, to each Lender identified in such notice, report, document, correspondence or other written communication or reasonably determined by the Agent to be entitled thereto or affected thereby, as soon as practicable after the Agent's receipt thereof.

                            (SIGNATURE PAGE FOLLOWS)

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                 AGENT AND INITIAL LENDER:

                                 SALOMON BROTHERS REALTY CORP.,
                                 a New York corporation



                                 By:  /s/ DAVID TIBBALS
                                      ------------------------------------------
                                 Name:    David Tibbals
                                 Title:   Managing Director



                                 BORROWER:

                                 OAIC BUSH STREET, LLC, a
                                 Delaware limited liability company

                                 By:  Ocwen Partnership, L.P., a Virginia
                                      limited partnership, its sole member

                                 By:  Ocwen General, Inc., its managing member



                                 By:  /s/ JORDAN C. PAUL
                                      ------------------------------------------
                                 Name:    Jordan C. Paul
                                 Title:   President



                                 COLLATERAL AGENT:

                                 LASALLE NATIONAL BANK, a nationally chartered bank (as Collateral Agent for Salomon Brothers Realty Corp. only)



                                 By:  /s/ THOMAS F. QUINLAN, JR.
                                      ------------------------------------------
                                 Name:    Thomas F. Quinlan, Jr.
                                 Title:   Trust Officer

The following exhibits have been omitted, but copies are available to the Commission upon request:

EXHIBITS

  A               -        Assignment of Contracts, Licenses, Permits,
                           Agreements, Warranties and Approvals (Form)
  C               -        Deed of Trust, Assignment of Leases and Rents,
                           Security Agreement and Fixture Filing (Form)
  D               -        Management Agreement
  E               -        Manager's Consent and Subordination of Management
                           Agreement (Form)
  F-1             -        Closing Date Opinion of Gibson, Dunn & Crutcher LLP
                           (corporate matters, Loan Document enforceability)
  F-2             -        Closing Date Opinion of Piper & Marbury
                           (nonconsolidation)
  G               -        Guaranty of Nonrecourse Obligations (Form)
  H               -        Financing Statements (Form)
  I               -        Lien Search Jurisdictions
  J               -        Assignment of Rents and Leases (Form)
  K               -        Environmental Indemnity Agreement (Form)
  L               -        Pledge Agreement (Form)
  M               -        Guaranty of Payment (Form)
  N               -        Request for Advance

                                    EXHIBIT B

                                 PROMISSORY NOTE


Up to $80,000,000                                             New York, New York
                                                                 April ___, 1998

         FOR VALUE RECEIVED, the undersigned, OAIC BUSH STREET, LLC, a Delaware limited liability company (the "MAKER"), promises to pay to the order of SALOMON BROTHERS REALTY CORP., a New York corporation (together with any subsequent holder of this Note, the "HOLDER") at its office located at Seven World Trade Center, New York, New York 10048, or at such other address as the Holder may from time to time designate in writing, the principal sum of up to EIGHTY MILLION DOLLARS ($80,000,000), together with interest thereon, and all other amounts payable under the Loan Documents, such principal, interest and other amounts to be payable as provided in the Loan Agreement.

         This Note is the Note referred to in that certain Loan Agreement, dated as of April ___, 1998, among the Maker, as borrower and the Holder, as initial lender (as modified and supplemented and in effect from time to time, the "LOAN AGREEMENT"). Reference to the Loan Agreement is hereby made for a statement of the rights of the Holder and the duties and obligations of the Maker, but neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal, interest and other amounts, if any, payable with respect to this Note when due. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement. The outstanding principal amount shall bear interest at the rates provided for in the Loan Agreement.

         This Note is secured by the Deed of Trust and certain other Loan Documents.

         The principal sum evidenced by this Note, together with accrued interest and other sums or amounts due hereunder, shall become immediately due and payable at the option of the Holder upon the occurrence of any Event of Default in accordance with the provisions of the Loan Agreement.

         With respect to the amounts due pursuant to this Note, the Maker waives the following: (1) all rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any state thereof; (2) demand, presentment, protest, notice of dishonor, notice of nonpayment, suit against any party, diligence in collection of this Note, and all other requirements necessary to enforce this Note, except for notices required by Governmental Authorities and notices required by the Loan Agreement; and (3) any further receipt by or acknowledgement of any Collateral now or hereafter deposited as security for the Loan.

         In no event shall the amount of interest (and any other sums or amounts that are deemed to constitute interest under applicable Legal Requirements) due or payable hereunder (including interest calculated at the Default Rate) exceed the maximum rate of interest designated by applicable Legal Requirements (the "MAXIMUM AMOUNT"), and in the event such payment is inadvertently paid by the Maker or inadvertently received by the Holder, then such excess sum shall be credited as a payment of principal, and if in excess of such balance, shall be immediately returned to the Maker upon such determination. It is the express intent hereof that the Maker not pay and the Holder not receive, directly or indirectly, interest in excess of the Maximum Amount.

         The Holder shall not by any act, delay, omission or otherwise be deemed to have modified, amended, waived, extended, discharged or terminated any of its rights or remedies, and no modification, amendment, waiver, extension, discharge or termination of any kind shall be valid unless in writing and signed by the Holder. All rights and remedies of the Holder under the terms of this Note and applicable statutes or rules of law shall be cumulative, and may be exercised successively or concurrently. The Maker agrees that there are no defenses, equities or setoffs with respect to the obligations set forth herein, and to the extent any such defenses, equities, or setoffs may exist, the same are hereby expressly released, forgiven, waived and forever discharged.

         Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Note shall be prohibited by or invalid under applicable Legal Requirements, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

         The Holder may, at its option, release any Collateral given to secure the indebtedness evidenced hereby, and no such release shall impair the obligations of the Maker to the Holder.

         This Note was negotiated in New York, and made by the Maker and accepted by the Holder in the State of New York, and the proceeds of this Note were disbursed from New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects (including, without limitation, matters of construction, validity and performance), this Note and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America.

         Any legal suit, action or proceeding against the Holder by the Maker arising out of or relating to this Note shall be instituted in any federal or state court in New York, New York. Any legal suit, action or proceeding against the Maker by the Holder arising out of or relating to this Note shall be instituted in any federal or state court in New York, New York or in the State of California. The Maker hereby (i) irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum, and (ii) irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding.

         The provisions of this Note shall be subject to the provisions of
SECTION 8.24 of the Loan Agreement, which provisions are incorporated by reference as if herein set forth in full.

         THE MAKER, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION), BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS NOTE OR THE OTHER LOAN DOCUMENTS. THE MAKER AGREES THAT THE HOLDER MAY FILE A COPY OF THIS WAIVER WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF THE MAKER IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY, AND THAT, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN THE MAKER AND THE HOLDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         IN WITNESS WHEREOF, the Maker has caused this Note to be properly executed on the date first above written, and has authorized this Note to be dated as of the day and year first above written.

                                           OAIC BUSH STREET, LLC,
                                           a Delaware limited liability company,


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title: